Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER effective as of October 1, 2008 by and among DARLENE J. MCCALMONT an individual resident of the State of California and D. THOMPSON MCCALMONT an individual resident of the State of California (collectively “Seller”), REGRID POWER, INC., a California corporation (the “Company”), REAL GOODS SOLAR, INC., a Colorado corporation (“Buyer”).

R E C I T A L S:

WHEREAS, the Company is engaged in the business of designing and building solar electric systems as well as related solar design software, remote monitoring systems and design services for solar electric systems (the “Business”) in the State of California;

WHEREAS, Seller owns all of the issued and outstanding equity of the Company (the “Stock”) which consists solely of 1,000 shares of common stock;

WHEREAS, Buyer shall form, on or prior to the Closing Date, two separate wholly owned subsidiaries (“Merger Sub I” and “Merger Sub II” and together the “Merger Subs”), and cause the Merger Subs to become a party to this Agreement by signing a counterpart signature page to this Agreement and to comply with all of the obligations applicable to Merger Sub I or Merger Sub II, as the case may be, in connection with this Agreement;

WHEREAS, the Boards of Directors of Buyer, the Company and Merger Subs believe it is in the best interests of their respective companies and the shareholders of their respective companies that Buyer acquire the Company through the merger of Merger Sub I with and into the Company (the “Initial Merger”) followed by a subsequent merger of the Company with and into Merger Sub II (the “Subsequent Merger” and together with the Initial Merger, the “Merger”) and, in furtherance thereof, have approved the Merger;

WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and intend that the Merger qualifies as a reorganization under the provisions of Section 368 of the Code; and

WHEREAS, the Seller, as the sole shareholder of the Company has approved the Initial Merger and the Company’s entering into and complying with this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

Article I

Definitions

1.1 Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

“Affiliate” of any specified Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and (ii) any five percent shareholder of such Person. For purposes of this definition, “control” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Agreement and Plan of Merger and includes all of the schedules and exhibits annexed hereto.

“Bankruptcy Laws” means the United States Bankruptcy Code (Title 11, United States Code) and any state or federal Laws pertaining to insolvency, as the same may be amended from time to time.

“Benefit Plan” or “Benefit Plans” means all profit sharing, bonus, stock option, stock purchase, stock bonus, restricted stock, stock appreciation right, phantom stock or other equity-based compensation arrangement, vacation pay, holiday pay, tuition reimbursement, scholarship, severance, dependent care assistance, excess benefit, bonus, incentive compensation, salary continuation, supplemental retirement, deferred compensation, employee loan or loan guarantee program, split dollar, cafeteria plan, and other compensation arrangements and other material agreement, arrangement, plan, policy, practice or program related to employment, compensation or employee benefits whether written or unwritten, funded or unfunded, formal or informal, and whether or not subject to ERISA that are maintained or contributed to by the Company.

“Bids” means all rights of the Company to enter into contracts and perform services under the terms of outstanding bids or responses for requests for proposals for product sales or services provided to customers and other potential customers using a bidding system for the procurement of such products or services.

“Bonus Plan” means the Company’s cash bonus plan created prior to the Effective Date attached hereto as Exhibit C, as in effect on the date of this Agreement.

“Business” has the meaning set forth in the Recitals to this Agreement.

“Business Day” means any weekday, except for any weekday on which banks are to close in California or Colorado.

“Buyer” has the meaning set forth in the introduction to this Agreement.

“Buyer Common Stock” means the Class A common stock, par value $.0001 per share, of Buyer.

“Buyer Indemnified Parties” has the meaning set forth in Section 9.1(a).

“Cash Payment” has the meaning set forth in Section 3.1(a).

“Certificate of Merger” has the meaning set forth in Section 2.3.

“Closing” means the closing of the Initial Merger contemplated by this Agreement.

“Closing Date” means October 14, 2008.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act, as amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” has the meaning set forth in the introduction to this Agreement.

“Company Intellectual Property” has the meaning set forth in Section 4.21(a).

“Company Properties” has the meaning set forth in Section 4.19(a).

“Contingent Payment” has the meaning set forth in Section 3.1(c).

“Contingent Payment Statement” has the meaning set forth in Section 3.1(c).

“Contract” means any contract, lease, license, purchase order, sales order, obligation or other agreement or binding commitment, whether or not in written form.

“Court Order” means any judgment, decree, injunction, order or ruling of any Governmental Authority or authority that is binding on any Person or its property under applicable Law.

“Disputed Contingent Payment Items” has the meaning set forth in Section 3.1(c).

“Disputed Revenues Items” has the meaning set forth in Section 3.1(b).

“Effective Date” means October 1, 2008. Notwithstanding the date on which the Closing occurs, all of the incidents of economic ownership attributable to the Company shall be deemed transferred to Buyer on the Effective Date, and all prorations and allocations required by this Agreement shall be determined as of the Effective Date.

“Effective Time” has the meaning set forth in Section 2.3.

“Employee Plans” means Benefit Plans and all employee benefit plans (as defined in Section 3(3) of ERISA) to which the Company or its ERISA Affiliates is a party or by which the Company or its ERISA Affiliates are bound, with respect to which payments or contributions are required to be made by the Company or its ERISA Affiliates, or in respect of which the Company or its ERISA Affiliates may otherwise have any liability.

“Employment Agreement” means the Employment Agreement between D. Thompson McCalmont and Buyer in substantially the form of Exhibit A hereto.

“Environmental Laws” means any federal, state or local statute, regulation, ordinance, order or other legal requirement relating to the protection of human health and safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.),

the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as each has been or may be amended and the regulations promulgated pursuant thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means each Person which, pursuant to ERISA § 4001(b), is required to be treated as a single employer with the Company pursuant to Code § 414(b), (c), (m) or (o).

“Escrow Agreement” means the Escrow Agreement substantially in the form of Exhibit B hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended,

“GAAP” means generally accepted accounting principles in effect in the United States, consistently applied, as in effect on the date of this Agreement.

“Governmental Authority” means any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, or any political subdivision thereof, (b) federal, state, local, municipal, foreign or other government, or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, body or other entity and any court, arbitrator or other tribunal).

“Hazardous Material” means any substance, material, liquid or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” “pollutant,” “contaminant,” “radioactive,” or words of similar meaning or effect, including, without limitation, petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“Historical Financials” has the meaning set forth in Section 4.8(a).

“Indemnification Acknowledgment” has the meaning set forth in Section 9.3(a)(ii).

“Indemnitee” has the meaning set forth in Section 9.3(a).

“Indemnitor” has the meaning set forth in Section 9.3(a).

“Investments” mean, as applied to any Person, (i) any direct or indirect acquisition by such Person of capital stock, other securities or other interests of, or investments in, any other Person, or all or any substantial part of the business or assets of any other Person, and (ii) any direct or indirect loan, gift, advance (other than trade accounts receivables for goods or services from customers incurred in the ordinary course of business (including such receivables evidenced by a promissory note)) or capital contribution by such Person to any other Person.

“Inventory” means normal items of inventory, which are current, suitable and merchantable at customary prices for the filing of orders in the normal course of business, and are not obsolete, damaged, defective or slow-moving.

“Knowledge” and “Knowledge of the Seller” means, the actual knowledge or awareness of Seller, and the knowledge or awareness that each such Person would have obtained after reasonable due diligence or inquiry in light of the circumstances.

“Latest Balance Sheet” means the unaudited balance sheet of the Company for the nine-month period ended September 30, 2008 included in the Historical Financials.

“Laws” means any statute, law, ordinance, regulation, order or rule of any governmental authority, including without limitation those covering environmental, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters, as well as any applicable principle of common law.

“Licenses and Permits” means all foreign, local, state and federal licenses, permits, registrations, certificates, Contracts, consents, accreditations and approvals necessary for the operation of the Business.

“Lien” means any lien (statutory or other), pledge, mortgage, deed of trust, assignment, deposit arrangement, priority, security interest, or other charge or encumbrance or other preferential arrangement of any kind or nature whatsoever (including the interest of a lessor under a capitalized lease having substantially the same economic effect), any conditional sale or other title retention agreement, any lease in the nature thereof and the filing or existence of any financing statement or other similar form of notice under the Laws of any jurisdiction or any security agreement authorizing any Person to file such a financing statement, whether arising by contract, operation of Law, or otherwise.

“Losses” means any and all damages, costs, liabilities, losses, judgments, settlements, awards, penalties, fines, expenses or other costs, including reasonable attorneys’ fees, expert fees and costs of investigation, enforcement and collection suffered or incurred by an Indemnified Party provided, however, that in no event shall Losses include any diminution in value of the Company.

“Material Adverse Effect” means a material adverse effect on either (i) the assets, results of operations or condition (financial or otherwise) of the applicable Party, or (ii) the ability of the applicable Party to consummate the transactions contemplated hereby; provided, however, that a Material Adverse Effect shall not include any condition, change, situation or set of circumstances or effect relating to (A) the impact on the applicable Party’s customers, suppliers, distributors or employees relating to public announcement of this Agreement or the transactions contemplated hereby, (B) any actions required to be taken or omissions required to be made by the applicable Party in compliance with the terms of this Agreement, (C) any change in Law or GAAP applicable or potentially applicable generally to the industries in which the applicable Party operates, (D) changes generally affecting the industry in which the applicable Party operates (except with respect to changes that disproportionately affect the applicable Party relative to other participants in such industry), (E) changes in economic conditions (including changes in the prevailing interest rates) in the United States or (F) any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, or any declaration of war by the United States Congress or any hurricane or other natural disaster.

“Merger” has the meaning set forth in the Recitals to this Agreement.

“Merger Consideration” has the meaning set forth in Section 3.1(a).

“Merger Date” means the effective date of the Subsequent Merger.

“Merger Sub I” has the meaning set forth in the Recitals to this Agreement.

“Merger Sub II” has the meaning set forth in the Recitals to this Agreement.

“Net Revenues” means the Company’s net revenues as determined in accordance with GAAP.

“Noncompete Period” has the meaning set forth in Section 7.2(a).

“Notice of Claim” has the meaning set forth in Section 9.3(a)(i).

“Party” and “Parties” means, individually and collectively, the Company, Seller and Buyer.

“Permitted Liens” means (i) Liens and other exceptions to title that are disclosed on Schedule 4.9; (ii) liens for Taxes, fees, levies, duties or other governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof and for which appropriate reserves have been established in accordance with GAAP; (iii) liens for mechanics, materialmen, laborers, employees, suppliers or similar liens arising by operation of Law for sums which are not yet delinquent or which are being contested in good faith by appropriate proceedings or with respect to which arrangements for payment or release have been made and for which appropriate reserves have been established in accordance with GAAP; and (iv) Liens arising under purchase money security interest contracts and operating leases with third parties entered into in the ordinary course of business set forth on Schedule 4.9(a)(iii) hereto, the payments under which leases are current and are not past due.

“Person” means any individual, partnership, limited liability company, limited liability partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof).

“Pre-Merger Tax Period” has the meaning set forth in Section 7.1(a).

“Products” means all past, current and proposed products and services manufactured, sold, leased, installed, maintained or otherwise provided by the Company, any subsequent versions of such products and services currently being developed, any products and services currently being developed which are designed to supersede, replace or function as a component of the foregoing, and any upgrades, enhancements, improvements and modifications to the foregoing.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching into the indoor or outdoor environment, and includes any migration of any Hazardous Material from or onto the properties owned or leased by the Company.

“Released Claims” has the meaning set forth in Section 10.15.

“Released Parties” has the meaning set forth in Section 10.15.

“Releasors” has the meaning set forth in Section 10.15.

“Remedial Action” means all actions to (i) clean up, remove, treat or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care or (iv) to otherwise correct a condition of noncompliance with Environmental Laws.

“Revenues Statement” has the meaning set forth in Section 3.1(b).

“SEC” means the United States Securities and Exchange Commission.

“Section 409A” has the meaning set forth in Section 4.13(o).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the Recitals to this Agreement. All representations, warranties, covenants and obligations of Seller shall be joint and several obligations of Darlene and D. Thompson McCalmont.

“Stock” has the meaning set forth in the Recitals to this Agreement.

“Stock Payment” has the meaning set forth in Section 3.1(a).

“Stock Merger Consideration Adjustment” has the meaning set forth in Section 3.1(b).

“Straddle Period” has the meaning set forth in Section 7.1(c).

“Subsidiary” and “Subsidiaries” means, with respect to any Person, any other Person of which more than 50% of the total voting power of capital stock entitled to vote (without regard to the occurrence of any contingency) in the election of directors (or other Persons performing similar functions) are at the time directly or indirectly owned by such specified Person.

“Surviving Company” has the meaning set forth in Section 2.1.

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, capital gain, intangible, environmental (including taxes under Section 59A of the Code or otherwise), custom duties, capital stock, profits, franchise, employee’s income withholding, foreign withholding, social security (or its equivalent), unemployment, disability, real property, personal property, sales, use, transfer, value added, registration, alternative or add-on minimum, estimated or other tax of any kind, including any interest, penalties or additions to tax in respect of the foregoing, whether disputed or not, and any obligation to indemnify, assume or succeed to the liability of any other Person in respect of the foregoing; and the term

“Tax Liability” shall mean any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due) with respect to Taxes.

“Tax Determination” has the meaning set forth in Section 7.1(f).

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Technology” means all inventions, copyrightable works, discoveries, innovations, know-how, information (including ideas, research and development, know-how, formulas, compositions, processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, documentation and manuals), computer software, computer hardware, integrated circuits and integrated circuit masks, electronic, electrical and mechanical equipment and all other forms of technology, including improvements, modifications, derivatives or changes, whether tangible or intangible, embodied in any form, whether or not protectible or protected by patent, copyright, mask work right, trade secret Law or otherwise.

“Third Party Claim” means a claim or demand made by any Person, other than Buyer, Seller or the Company, against an Indemnified Party.

“Third Party Intellectual Property Rights” has the meaning set forth in Section 4.21(b).

“Transaction Documents” means this Agreement, the Escrow Agreement, and the Employment Agreement.

“Transactions with Affiliates” means those transactions described in Section 4.16.

“Vehicle Loans” means the Company’s loans for various vehicles as listed on Schedule 4.9 hereto.

“WARN” has the meaning set forth in Section 4.12(b).

1.1 Other Definitional and Interpretive Matters. Unless otherwise expressly provided in this Agreement, for purposes of this Agreement, the following rules of interpretation shall apply:

(a) Calculation of Time Period. Except as otherwise provided in this Agreement, when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(b) Dollars. Any reference in this Agreement to $ or dollars shall mean U.S. dollars.

(c) Exhibits/Schedules. The Exhibits and schedules annexed to this Agreement, including the disclosure schedules, are hereby incorporated and made a part hereof and are an integral part of this Agreement. Any capitalized terms used in any schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

(d) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(e) Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement unless otherwise specified.

(f) Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(g) Including. The word “including” or any variation thereof means “including, without limitation”, and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

Article II

Mergers

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with California General Corporation Law, Merger Sub I shall be merged with and into Company, the separate corporate existence of Merger Sub I shall cease and Company shall continue as the surviving corporation of the Initial Merger. The Company as the surviving corporation after the Initial Merger is hereinafter sometimes referred to as the “Surviving Company.” On the day on which the Initial Merger is effective, the Company shall be merged with and into Merger Sub II in accordance with the California General Corporation Law, and the separate corporate existence of the Company shall cease. Merger Sub II shall be the surviving corporation of the Subsequent Merger and shall continue as the surviving corporation of the Subsequent Merger. Merger Sub II as the surviving corporation after the Subsequent Merger is hereinafter sometimes referred to as the “Company” or the “Surviving Corporation.” Unless required to do otherwise under applicable law or by a Governmental Authority, the parties to this Agreement agree (i) to treat the Initial Merger and the Subsequent Merger as integrated steps of a single transaction contemplated by this Agreement and (ii) for any and all federal and state income tax reporting purposes, to report the transaction as a single “reorganization” within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

2.2 Closing. The closing of the Initial Merger shall take place on the second Business Day immediately following the Closing Date. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Initial Merger and the other transactions contemplated by this Agreement.

2.3 Effective Time. On the second Business Day immediately following the Closing Date, (a) the Parties shall file an agreement of merger (the “Certificate of Merger”) in such form as is required by and executed in accordance with the relevant provisions of the California General Corporation Law with the

Secretary of State of California and is agreed by the Parties hereto, and shall make any and all other filings or recordings required under the California General Corporation Law to effectuate the Initial Merger and (b) Buyer shall cause Merger Sub II and Company to file an agreement of merger in such form as is required by and executed in accordance with the relevant provisions of the California General Corporation Law with the Secretary of State of California, and shall make any and all other filings or recordings required under the California General Corporation Law to effectuate the Subsequent Merger. The Initial Merger shall become effective at the time when the Certificate of Merger has been filed with the Secretary of State of California or such later time as may be specified in the Certificate of Merger (the “Effective Time”).

2.4 Effects of the Merger. At and after the Effective Time, the Initial Merger will have the effects set forth in the California General Corporation Law.

2.5 Articles and Bylaws. The articles of incorporation and bylaws of Merger Sub I as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law.

2.6 Officers and Directors of the Surviving Company. The board of directors of Merger Sub I as of immediately prior to the Effective Time shall be the board of directors of the Surviving Company, until the earlier of their respective resignation or removal or otherwise ceasing to be a board member, or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company as of immediately prior to the Effective Time shall be the officers of the Surviving Company and the Surviving Corporation, until the earlier of their respective resignation or removal or otherwise ceasing to be an officer, or until their respective successors are duly elected and qualified, as the case may be.

2.7 Effect on Shares; Merger Consideration. At the Effective Time, by virtue of the Initial Merger and without any action on the part of the holders thereof, (i) each of Merger Sub I’s shares issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of the Surviving Company and (ii) the Stock in the aggregate shall be converted into the right to receive the Merger Consideration (as defined below). All rights in respect of the Stock, except the right to receive the Merger Consideration therefor pursuant to the terms and subject to the conditions of this Agreement, shall, by virtue of the Initial Merger and without any action on the part of the holder thereof, at the Closing Date cease to be outstanding or exist.

2.8 Withholding Rights. The Surviving Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to Seller such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Seller in respect of which such deduction and withholding was made by the Surviving Company.

2.9 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Company will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub I, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub I, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Company any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Initial Merger.

2.10 Lien Termination. On or prior to the Closing Date, all Liens (other than Permitted Liens) on the Company’s assets shall have been terminated.

Article III

Merger Consideration

3.1 Merger Consideration.

(a) Merger Consideration Components. The “Merger Consideration” shall consist of $3,800,000 in cash (the “Cash Payment”), 2,047,256 shares (as adjusted for stock splits, stock dividends, reverse stock splits, reclassifications and the like that occur following the date hereof) of Buyer Common Stock (the “Stock Payment”), the Contingent Payment, if any, set forth in Section 3.1(c), and the amounts paid to Seller, if any, set forth in Section 3.1(d), in each case subject to adjustment as provided in this Agreement. On the Closing Date, (i) the Cash Payment shall be wired in immediately available funds to an account designated by Seller in and (ii) a certificate evidencing 1,023,628 shares of the Stock Payment shall be delivered to the escrow agent to be held as the escrow fund pursuant to the Escrow Agreement, and a certificate evidencing 1,023,628 shares of the Stock Payment shall be delivered to Seller. The Contingent Payment and the amounts paid to Seller pursuant to Section 3.1(d) shall be delivered as provided in Section 3.1(c) and Section 3.1(d), respectively.

(b) Net Revenues Adjustment to Merger Consideration.

(i) The Stock Payment shall be reduced by any amount by which the sum of the Cash Payment, the Stock Payment and $1,250,000 exceeds the Company’s Net Revenues for the 12 months ended September 30, 2008 or increased by any amount, up to 800,000 shares (as adjusted for stock splits, stock dividends, reverse stock splits, reclassifications and the like that occur following the date hereof), by which the Company’s Net Revenues for the 12 months ended September 30, 2008 exceed the sum of the Cash Payment, the Stock Payment and $1,250,000 (the “Stock Merger Consideration Adjustment”). For this purpose, shares of Buyer Common Stock included in the Stock Payment shall be valued at $4.74 per share (the closing price of the Buyer Common Stock on the Nasdaq Global Market on the Closing Date).

(ii) Within 45 days after the Closing Date, Buyer shall prepare and deliver to Seller an income statement of the Company prepared in accordance with GAAP and in a manner consistent with the Company’s past practices for the 12 months ended September 30, 2008 and, if applicable, a reasonably detailed statement of the Stock Merger Consideration Adjustment (the “Revenues Statement”). Seller will cooperate with Buyer in connection with the preparation of the Revenues Statement, and Buyer will deliver to Seller any supporting data related to the Revenues Statement and the calculation of the Stock Merger Consideration Adjustment reasonably requested by Seller.

(iii) At any time within 30 days following the delivery of the Revenues Statement pursuant to Section 3.1(b)(ii), Seller delivers a written objection specifying those items on the Revenues Statement which Seller disputes (such items, the “Disputed Revenues Items”). If Seller does not so object in writing, the Revenues Statement shall be final and binding on the Parties. If Seller objects to the Revenues Statement, the Parties shall agree on the amount, if any, which is not in dispute, and attempt to resolve the Disputed Revenues Items by negotiation. If the Parties are unable to resolve the Disputed Revenues Items within 10 days of the objection by Seller, the Parties shall appoint a firm of certified public accountants of national recognition mutually satisfactory to Seller and Buyer to review the Disputed Revenues Items and determine the amount thereof in accordance with GAAP. Buyer and Seller shall use commercially reasonable efforts to cause such accounting firm to determine such amount as soon as is reasonably practicable. The fees and expenses of such accounting firm shall be borne by the Party whose calculation of the Stock Merger Consideration Adjustment is farthest from the calculation finally determined by the accounting firm, and the determination of such accounting firm shall be final and binding on the Parties.

(iv) If the Stock Merger Consideration Adjustment results in the Stock Payment being reduced, Seller and Buyer shall instruct the escrow agent under the Escrow Agreement to pay the Stock Merger Consideration Adjustment to Buyer by delivering a stock certificate, duly endorsed by Seller for transfer, evidencing the Stock Merger Consideration Adjustment within 5 days of the final determination of the Stock Merger Consideration Adjustment pursuant to Section 3.1(b)(iii). If the Stock Merger Consideration Adjustment results in the Stock Payment being increased, Buyer shall deliver to the escrow agent under the Escrow Agreement one or more additional stock certificates evidencing the Stock Merger Consideration Adjustment within 5 days of the final determination of the Stock Merger Consideration Adjustment pursuant to Section 3.1(b)(iii).

(c) Additional Merger Consideration – Contingent Payment. Seller shall be entitled to an additional portion of the Merger Consideration (the “Contingent Payment”) to be paid in the form of shares of Buyer Common Stock, equal to the number of shares, if any, by which the Stock Payment is less than 2,847,256 shares of Buyer Common Stock (in each case as adjusted for stock splits, stock dividends, reverse stock splits, reclassifications and the like that occur following the date hereof). The Contingent Payment shall be made if and to the extent that (i) the sum of the Company’s Net Revenues for the 12 months ended September 30, 2009 that are generated from the Company’s Campbell and Fresno offices and in such offices’ historical geographical markets plus $1 million, exceed (ii) the sum of $5,250,000 and the Stock Payment (after any Stock Merger Consideration Adjustment). For purposes of this Agreement, such excess amount shall be paid in shares of Buyer Common Stock, up to the maximum number set forth above. For purposes of this Section 3.1(c), the shares of Buyer Common Stock constituting the Contingent Payment shall be valued at the lower of (i) the average volume weighted trading prices of the Buyer Common Stock on the Nasdaq Global Market for the 30 trading days prior to and including September 30, 2009 and (ii) $9.48 (200% of the closing price of the Buyer Common Stock on the Nasdaq Global Market on the Closing Date). For purposes of this Section 3.1(c), shares of Buyer Common Stock included in the Stock Payment shall be valued at $4.74 per share (the closing price of the Buyer Common Stock on the Nasdaq Global Market on the Closing Date). No Contingent Payment shall be paid unless the Company has pre-tax income of at least $250,000 for the 12-month period ending September 30, 2009 (calculated in accordance with GAAP and confirmed by Buyer’s certified public accountants; for purposes of this calculation, the additional $1 million to be added to the Company’s Net Revenues as provided above will be deemed to include no ($0) income). In no event will the result of the Contingent Stock Payment mean that the sum of $5,250,000, the Stock Payment (after any Stock Merger Consideration Adjustment) plus the Contingent Stock Payment will exceed the Company’s Net Revenues for the 12 month period ending September 30, 2009. In no event will the Contingent Payment and the Stock Payment exceed 2,847,256 shares of Buyer Common Stock (as adjusted for stock splits, stock dividends, reverse stock splits, reclassifications and the like that occur following the date hereof).

(i) On or prior to November 14, 2009, Buyer shall prepare and deliver to Seller an income statement of the Company prepared in accordance with GAAP and in a manner consistent with the Company’s past practices for the 12 months ended September 30, 2009 and, if applicable, a reasonably detailed statement of the Contingent Payment (the “Contingent Payment Statement”). Seller will cooperate with Buyer in connection with the preparation of the Contingent Payment Statement, and Buyer will deliver to Seller any supporting data related to the Contingent Payment Statement and the calculation of the Contingent Payment reasonably requested by Seller.

(ii) At any time within 30 days following the delivery of the Contingent Payment Statement pursuant to Section 3.1(c)(ii), Seller delivers a written objection specifying those items on the Contingent Payment Statement which Seller disputes (such items, the “Disputed Contingent Payment Items”). If Seller does not so object in writing, the Contingent Payment Statement shall be final and binding on the Parties. If Seller objects to the Contingent Payment Statement, the Parties shall agree on the amount, if any, which is not in dispute, and attempt to resolve the Disputed Contingent Payment Items by negotiation. If the Parties are unable to resolve the Disputed Contingent Payment Items within 10 days of the objection by Seller, the Parties shall appoint a firm of certified public accountants of national recognition mutually satisfactory to Seller and Buyer to review the Disputed Contingent Payment Items and determine the amount thereof in accordance with GAAP. Buyer and Seller shall use commercially reasonable efforts to cause such accounting firm to determine such amount as soon as is reasonably practicable. The fees and expenses of such accounting firm shall be borne the Party whose calculation of the Contingent Payment is farthest from the calculation finally determined by the accounting firm, and the determination of such accounting firm shall be final and binding on the Parties.

(iii) The Contingent Stock Payment shall be payable in accordance with the terms of this Agreement regardless of whether or not Seller is a director, officer or employee of Buyer. If Buyer terminates D. Thompson McCalmont’s employment without “cause” on or prior to September 30, 2009, or if there is a change of control of Buyer following the Closing Date and prior to December 1, 2009, then Buyer shall deliver the maximum number of shares of Buyer Common Stock in connection with the Contingent Stock Payment. For purposes of this Section 3.1(c), (i) termination for “cause” shall be termination by the Buyer Board of Directors because of intentional failure to perform reasonably assigned duties as Chief Executive Officer of Buyer, which failure is not remedied within two weeks after written notice thereof providing reasonably detailed examples of such failure, or commission of a criminal act that is materially injurious to Buyer’s Business or reputation, and (ii) a change of control of Buyer shall be deemed to have occurred upon (i) a sale of all or substantially all of the assets of Buyer to a Person that does not beneficially own in excess of majority of the Company’s voting securities and is not an Affiliate of any such majority owner, or (ii) a merger, business combination, sale of stock or other transaction in which the holders of Buyer’s voting equity interests immediately prior to the transaction (or series of related transactions) beneficially own less than 50% of the voting equity interests in the company surviving such transaction (or series of related transactions).

(iv) Buyer shall pay the Contingent Payment, if any, by delivering a stock certificate evidencing the Contingent Payment within 5 days of the final determination of the Contingent Payment pursuant to this Section 3.1(c). Provided that none of Buyer or its Affiliates would have any material compensation expenses as a result, half of the Contingent Payment will be issued to Darlene McCalmont, and half of the Contingent Payment will be issued to D. Thompson McCalmont.

(d) Bonus Plan Adjustment to Merger Consideration. Promptly after December 1, 2009, the Buyer shall pay to Seller, as additional Merger Consideration, an amount equal to $1,250,000 less the actual amount paid to the Company’s employees under the Bonus Plan. The Surviving

Corporation covenants and agrees that it will pay all cash bonus payments described in the Bonus Plan in accordance with the terms and conditions of the Bonus Plan, including (without limitation) the allocation amounts determined by Seller and the payment schedule set forth in the Bonus Plan. Buyer covenants and agrees that it will transfer to the Surviving Corporation all of the cash for the Surviving Corporation to satisfy the covenant set forth herein.

Article IV

Representations and Warranties of the Seller Relating to the Company

As a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated herein, the Seller hereby makes the following representations and warranties to Buyer, subject to qualification by the disclosure schedules. The Seller has also delivered to Buyer (or has caused the delivery to Buyer of) disclosure schedules arranged in numbered parts corresponding to the section numbers in this Agreement of the following representations and warranties.

The information disclosed in any particular disclosure schedule shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered section in this Agreement (it being understood and agreed that the disclosure set forth in a specific section or subsection of a disclosure schedule shall qualify the representations and warranties set forth in the corresponding section and subsection of this Article IV and any other section and subsection of this Article IV (whether or not a specific cross-reference is included therein) if and to the extent that it is reasonably apparent on the face of such disclosure that such disclosure applies to such other section or subsection).

4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation or organization. The Company has all requisite corporate power and authority, necessary to own and/or lease and operate its properties and assets and to carry on its business as now conducted, and is duly qualified or licensed to do business in each jurisdiction in which the character of the properties or assets owned, leased or operated by it or the nature of the activities conducted makes such qualification or licensing necessary except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on the Company.

4.2 Corporate Power. The Company has the requisite corporate power and authority to execute, deliver, carry out and perform its obligations under this Agreement and each other agreement executed in connection with this Agreement to which it is a party.

4.3 Authorization; Binding Obligations. The execution, delivery and performance of this Agreement and each other Transaction Document to which the Company is a party, the Merger and the consummation of the other transactions contemplated hereby and thereby, have been duly authorized by all requisite action on the part of the Company and Seller. This Agreement has been duly executed and delivered by the Company and, at the Closing, each of the other Transaction Documents to which the Company is a party will be duly executed and delivered by the Company. This Agreement is, and at the Closing each of the other Transaction Documents to which the Company is a party will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and except as rights of indemnity or contribution may be limited by federal or state securities Laws or the public policy underlying such Laws.

4.4 Subsidiaries. The Company has no Subsidiaries. The Company does not own, directly or indirectly, any capital stock of any other Person, except as set forth on Schedule 4.4.

4.5 Conflict with Other Instruments; Existing Defaults.

(a) Except as set forth on Schedule 4.5, the execution, delivery and performance by the Company of this Agreement and each other agreement, the Merger and the consummation of the other transactions contemplated hereby and thereby do not and will not violate, or cause a default under, or give rise to a right of termination under, (i) the organizational documents of the Company, (ii) any Contract to which the Company is a party, or (iii) any applicable Laws.

(b) The Company is not (i) in default, breach or violation of its organizational documents, as in effect as of the date hereof, or (ii) in material default, breach or violation of any material provision of any Contract required to be disclosed on Schedule 4.10(a) to which it is a party or by which it or its assets is or may be bound, or (iii) in default, breach or violation of any applicable Laws except where the violation of such Laws would not reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, there does not exist any ‘default’ or ‘event of default’ (in each case as defined in any such agreement) or any default under any other credit or financing agreement to which the Company is a party or by which any of its properties or assets are bound.

(c) Except as set forth in Schedule 4.5, there are no contractual restrictions or limitations which prohibit the Merger, prohibit or restrict any sale of assets or other event which could cause a change in control of the Company, or otherwise prohibit any other financings by the Company, including any public or private debt or equity financings.

4.6 Governmental and Other Third Party Consents. Except as provided on Schedule 4.6, none of the Company or Seller is required to obtain any consent from, provide any notice to, or is required to make any declaration or filing with, any Governmental Authority or any other Person in connection with the execution, delivery and performance of this Agreement or any other agreement, including the Merger, or for the purpose of maintaining in full force and effect any Licenses and Permits. Except as provided on Schedule 4.6, all consents required to be obtained or made in connection with the execution, delivery and performance of this Agreement or any other Transaction Document will at the Closing be in full force and effect. The time within which any administrative or judicial appeal, reconsideration, rehearing or other review of any such consent of any Governmental Authority may be taken or instituted has lapsed, and no such appeal, reconsideration or rehearing or other review has been taken or instituted.

4.7 Capitalization; Title to Stock.

(a) The Company’s authorized capital stock consists of 1,000 shares of common stock, no par value. The issued and outstanding shares of Stock are owned by Seller. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights or Contract binding upon the Company. Except as set forth above, there are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options, warrants or other rights to acquire from the Company or obligations of the Company to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, or (iv) equity equivalent interests in the ownership or earnings of the Company or stock appreciation, phantom stock, right of first refusal, commitment or other similar rights. There are no voting trusts, proxies or other agreements or understandings with respect to the voting, registration or transfer of ownership of the Company’s capital stock. The Company is not subject to any obligations (contingent or otherwise) to repurchase, redeem or otherwise acquire or retire any shares of its capital stock. All dividends or distributions on securities of the Company that have been declared or authorized prior to the date of this Agreement have been paid in full or accrued for in the Historical Financials, and the Company has not declared or paid any dividends since December 31, 2007.

(b) Seller owns the Stock free and clear of any Liens or other restrictions (including any restrictions on the right to vote, sell or otherwise dispose of such capital stock) and of any preemptive or other similar rights to subscribe for or to purchase any such capital stock. Immediately following the Closing, Buyer will own directly 100% of the capital stock of the Company.

4.8 Financial Statements; Undisclosed Liabilities.

(a) Attached hereto as Schedule 4.8 are the following (the financial statements referred to in clauses (i) and (ii) below being collectively referred to as the “Historical Financials”):

(i) reviewed unaudited balance sheet of the Company as of December 31, 2007, and unaudited balance sheet of the Company as of December 31, 2006, and December 31, 2005, and statements of income and retained earnings for each of the three years then ended, which have not been reviewed by the outside accounting firm of the Company; and

(ii) unaudited, management prepared financial statements of the Company consisting of a balance sheet as of September 30, 2008 and a statement of operations for the nine months then ended.

The Historical Financials (including, in each case, the related schedules and notes, if any) fairly present the financial position of the Company as of the respective dates of such balance sheets and the results of operations of the Company for the respective periods covered by such statements of income, and have not been prepared in accordance with GAAP.

(b) Except as set forth on Schedule 4.8(b) hereto, the Company does not have any liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes) required to be reflected on a balance sheet prepared in accordance with GAAP, except for (i) liabilities set forth on the Latest Balance Sheet (or in any notes thereto), (ii) liabilities that have arisen after the date of the Latest Balance Sheet in the ordinary course of business, (iii) liabilities incurred in connection with the transactions contemplated hereby, or (iv) liabilities which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

(c) None of the Company nor any of its officers, directors or, to the Knowledge of the Seller, any of their respective Affiliates (i) is contemplating the filing of a petition under the Bankruptcy Laws with respect to the Company, or the liquidation of all or any major portion of its or their assets or properties, or (ii) is aware of any Person contemplating the filing of any petition against the Company under the Bankruptcy Laws. The Company is not contemplating materially changing its Business, as such Business is being conducted on the date hereof.

4.9 Existing Indebtedness and Liens; Investments.

(a) Schedule 4.9(a) sets forth a true, correct and complete list, and describes, as of the date or dates indicated therein, as applicable: (i) all indebtedness for borrowed money and capital lease obligations of the Company, showing, as to each indebtedness, the payee thereof, the total amount outstanding (by principal, interest and other amounts, if applicable) and the maturity date; (ii) all Liens (other than Permitted Liens) in respect of any property or assets of the Company, showing, as to each Lien, the name of the grantor and secured party, the indebtedness secured thereby, the name of the debtor (if different from the grantor) and the assets or other property covered by such Lien; (iii) all Permitted Liens; (iv) all Investments of the Company; (v) all UCC financing statements on file, naming the Company as a debtor, showing, as to each financing statement, the basis for the filing; and (vi) a trade payables aging schedule for the Company.

(b) The Company does not have on the date hereof, or will not have on the Closing Date, (i) liabilities for Taxes, or (ii) forward or long-term commitments outside the Company’s ordinary course of business or inconsistent with the Company’s historical practices.

4.10 Contracts.

(a) Schedule 4.10(a) sets forth a true, correct and complete list of all Contracts, commitments, licenses, agreements, obligations or binding arrangements, whether oral or written, to which the Company is a party or by which any of its assets or properties are bound and which were entered into on or after January 1, 2007 or which were entered into prior to January 1, 2007 and are not yet fully performed; provided, however, that contracts with continuing warranty obligations shall be deemed fully performed for purposes of Schedule 4.10(a):

(i) under which the Company is indemnified for or against any liability, or under which the Company is or could be obligated to indemnify any Person and which involves a potential liability in excess of $10,000 or has a term of more than six months;

(ii) under which the Company leases personal property from or to third parties under capitalized leases or under operating leases if the term of such lease is more than six months or the financial obligation is in excess of $10,000 per year;

(iii) for the purchase or sale of products or other personal property or for the furnishing or receipt of services (A) that calls for performance over a period of more than six months or (B) in which the Company has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from any Person (in each case, with a value in excess of $25,000 in the aggregate) excluding in both cases any contracts that have been fully performed or that only have ongoing warranty obligations of the Company;

(iv) (A) granting representation, marketing or distribution rights or (B) relating to Company Intellectual Property (including license, development or similar agreements);

(v) under which the Company has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money in excess of $10,000, or under which there is or may be imposed a security interest or other Lien on any of its assets, whether tangible or intangible (other than security interests or Liens granted in favor of Buyer);

(vi) establishing or maintaining any partnership, joint venture or strategic alliance;

(vii) concerning any confidentiality or non-solicitation obligations of the Company;

(viii) under which the Company is restricted from carrying on its business or any part thereof, or from competing in any line of business or with any Person;

(ix) with officers, directors, employees or consultants of the Company, in each case involving payments by the Company in excess of $10,000 per annum;

(x) involving any Affiliates of the Company;

(xi) under which the consequences of a default or termination would reasonably be expected to have, a Material Adverse Effect on the Company;

(xii) under which the Company will (A) receive aggregate payments from customers, (B) make aggregate payments to vendors or other suppliers or (C) make or receive aggregate payments to or from any other Persons, in each case in excess of $10,000 per annum, excluding in all cases any contracts that have been fully performed or that only have ongoing warranty obligations of the Company;

(xiii) which is not terminable on sixty (60) or fewer days’ notice without cost or penalty in excess of $25,000 ; and

(xiv) that is material to the Company, not entered into in the ordinary course of business and not otherwise disclosed on Schedule 4.10(a) in response to any of the foregoing clauses; and

The Company has delivered to Buyer true, correct and complete copies of each Contract in existence as of the date hereof. To the extent that written Contracts do not exist, the Company has delivered to Buyer accurate summaries of the material terms and conditions of such oral Contracts.

(b) Except as disclosed on Schedule 4.10(b), (i) each Contract existing as of the date hereof is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability), and (ii) to the Knowledge of the Seller, each Contract existing as of the date hereof is a legal, valid and binding obligation of the other parties thereto, enforceable against the other parties in accordance with its terms (except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability) and is in full force and effect. The Company is and, to the Knowledge of Seller each other party to each Contract existing as of the date hereof are, in compliance with the terms thereof, and no material default or “event of default” (as defined in the applicable Contract) by the Company or, to the Knowledge of Seller, any other party thereto exists thereunder.

4.11 Accounts Receivable. All accounts receivable of the Company (a) are legal, valid and binding obligations of the Persons shown in the accounting records of the Company as the obligor with respect thereto, (b) arose out of bona fide sales actually made or services actually performed on or prior to such date in the ordinary course of business, (c) are not subject to discount, rebate, off-set, return privilege (other than return privileges granted in the ordinary course of business consistent with past practice) or claim, and (d) are valid and, to the Knowledge of Seller, collectible in the ordinary course of business.

4.12 Labor Relations; Employees.

(a) Labor Matters. The Company is not a party to any labor contract, collective bargaining agreement, Contract, letter of understanding, or any other arrangement, formal or informal, with any labor union or organization which obligates the Company to compensate the Company’s employees at prevailing rates or union scale, nor are any of its employees represented by any labor union or organization. There is no pending or, to the Knowledge of Seller, threatened labor dispute, work stoppage, unfair labor practice complaint, strike, administrative or court proceeding or order between the Company and any present or former employee(s) of the Company. There is no pending or, to the Knowledge of Seller, threatened suit, action, investigation or claim between the Company and any present or former employee(s) of the Company. To the Knowledge of Seller, there has not been any labor union organizing activity at any location of the Company, or elsewhere, with respect to the Company’s employees within the last three years. The Company has complied in all respects with immigration and naturalization Laws in connection with the employment of its work force. Except as set forth on Schedule 4.12(a), no Person (including, without limitation, any Governmental Authority) has asserted, or, to the Knowledge of the Seller, has threatened to assert, any claim or any action or proceeding, against the Company (or to the Knowledge of Seller has asserted or threatened to assert any claim or any action or proceeding against any officer, director, employee, agent or shareholders of the Company) relating to the Company’s employees or former employees and arising out of any statute, ordinance or regulation relating to wages, collective bargaining, discrimination in employment or employment practices or occupational safety and health standards (including, without limitation, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act or the Family and Medical Leave Act).

(b) Schedule 4.12(b) hereto sets forth a description of any and all fringe benefits and personnel policies. The Company has previously provided to Buyer or its representatives (i) a complete list of all of the Company’s employees, (ii) a description of any and all fringe benefits and personnel policies, (iii) the rate of pay for each Person listed in Schedule 4.12(b) (iv) the employment dates and job titles of each such Person, (v) categorization of each such Person as a full-time or part-time employee of the Company, and (vi) whether any such Person has an employment agreement, and (vii) the date of the last increase, if any, in such employees’ rates of pay. For purposes of this Section, “part-time employee” means an employee who is employed for an average of fewer than 20 hours per week or who has been employed for fewer than six of the 12 months preceding the date on which notice is required, as of the date hereof, pursuant to the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. Section 2102, et seq. Except as set forth on Schedule 4.12(b), the Company has no employment agreements with its employees and all such employees are employed on an at “at will” basis. Schedule 4.12(b) sets forth all ex-employees of the Company utilizing or eligible to utilize COBRA (health insurance). All Persons with whom the Company has engaged as independent contractors are properly classified as independent contractors for Tax purposes.

(c) Schedule 4.12(c) sets forth a true, correct and complete list of all written employment agreements, independent contractor or consulting agreements and sales representative (or similar) agreements, golden parachute agreements, change of control agreements and employee-related non-competition and non-solicitation agreements to which the Company is a party and which are in effect. The Company has previously delivered to Buyer true, correct and complete copies of all such agreements, including all amendments thereto. Neither the Company nor, any other Person that is a party to any such agreement, is in breach of, or in default with respect to, any of its material obligations thereunder, nor is the Company aware of any facts or circumstances which give rise to any breach or default thereunder.

4.13 Employee Benefit Plans; ERISA. For purposes of this Section 4.13, the term ‘Company’ shall also refer to any ERISA Affiliate.

(a) Schedule 4.13 contains an accurate and complete list of all Employee Plans, accurate and complete copies of which have been delivered to Buyer.

(b) Neither the Company nor any ERISA Affiliate has maintained or contributed to a (i) “defined benefit plan” (within the meaning of Section 3(35) of ERISA), (ii) “multiemployer plan” (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA) or (iii) any Employee Plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413(c) of the Code (and the regulations promulgated thereunder) at any time, nor has the Company nor any ERISA Affiliate had any actual or potential liability with respect to any of these types of plans at any time.

(c) The Company has not maintained any Employee Plan outside of the United States.

(d) Except as set forth on Schedule 4.13, the Company has never maintained any Employee Plan (other than an Employee Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code) which provides benefits with respect to employees or former employees following their termination of service with the Company (other than as required pursuant to Section 601 of ERISA or pursuant to COBRA or other applicable law). Each Employee Plan that is subject to the requirements of Section 601 of ERISA has been operated in accordance therewith in all material respects.

(e) Except as set forth on Schedule 4.13, no individual will accrue or receive additional benefits, credit for service or accelerated rights to payments of benefits as a direct result of the transactions contemplated by this Agreement.

(f) No liability, claim, investigation, audit, action or litigation incurred, has been made, commenced or threatened by or against any Employee Plan or the Company with respect to any Employee Plan (other than for benefits payable in the ordinary course).

(g) No Employee Plan-related trust owns any securities in violation of Section 407 of ERISA.

(h) No Employee Plan that is a “welfare plan” (within the meaning of Section 3(1) of ERISA) provides any benefit to retired or former employees of the Company, other than as required by COBRA or other applicable law.

(i) Each Employee Plan that is a group health plan is subject to COBRA and the requirements of COBRA have been met with respect to each such Employee Plan in all material respects.

(j) Except as set forth on Schedule 4.13, full payment has been made of all amounts which the Company was required under the terms of each Employee Plan to have paid as contributions to such Employee Plan on or prior to the date hereof (excluding any amounts not yet due), and no Employee Plan which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

(k) Each Employee Plan and all related trusts, insurance contracts and funds (as applicable) have been maintained, funded, operated and administered in compliance in all material respects in accordance with its terms and with all applicable Laws and regulations, including, but not limited to, ERISA and the Code.

(l) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code, and each trust forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such Employee Plan and the Tax-exempt status of such related trust, and no event has occurred, and no condition exists, since the date of such determination letter that has adversely affected, or would be reasonably expected to adversely affect, the qualification of such Employee Plan or the Tax-exempt status of such related trust.

(m) Neither the Company nor any other “disqualified person” or “party in interest” (as defined in Section 4975(e) (2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transaction in connection with any Employee Plan that could reasonably be expected to result in the imposition of a penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a Tax pursuant to Section 4975(a) of the Code.

(n) With, respect to each Employee Plan, the Company has delivered or caused to be delivered to Buyer and its counsel true and complete copies of the following documents, as applicable to each respective Employee Plan: (i) all Employee Plan documents, with all amendments thereto; (ii) the current summary plan description, with any applicable summaries of material modifications thereto, as well as any other material employee communications; (iii) all current trust agreements and/or other documents establishing the Employee Plan’s funding arrangements; (iv) the most recent IRS determination letter and, if a request for such a letter has been filed and is currently pending with the IRS, a copy of such filing; (v) the three most recently prepared IRS Forms 5500; (vi) the most recently prepared financial statements; and (vii) all material related contracts, including, without limitation, insurance contracts, service provider agreements and investment management and investment advisory agreements.

(o) All Benefit Plans have been disclosed to Buyer. All of such Benefit Plans that are pursuant to written agreements are set forth on Schedule 4.13. Each Benefit Plan that is a ‘nonqualified deferred compensation plan’ (as defined in Section 409A(d)(1) of the Code) has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code and applicable Internal Revenue Service rules, regulations and notices (collectively “Section 409A”) in all material respects. No Benefit Plan that is a ‘nonqualified deferred compensation plan’ has been materially modified since October 22, 2004, within the meaning of Section 409A. No event has occurred that would be treated under Section 409A as a transfer of property for purposes of Section 83 of the Code. No equity-based compensation arrangement or award granted under any Benefit Plan is considered ‘deferred compensation’ within the meaning of Section 409A.

4.14 Taxes.

(a) Except as set forth on Schedule 4.14(a), the Company has filed all Tax Returns that it was required to file under applicable Laws and regulations. All such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable Laws and regulations. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company.

(b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, shareholder, or other third party.

(c) The Company has not received any written notice from any taxing authority indicating an intent to assess any additional Taxes for any period for which Tax Returns have been filed. No foreign, federal, state, or local Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company for which the Company has received written notice thereof. The Company has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where the Company has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company. Schedule 4.14(c) sets forth a list of all federal, state, local, and foreign Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 2005, indicates whether those Tax Returns that have been audited, indicates those Tax Returns that are currently the subject of audit for which the Company has received written notice thereof, and indicates whether the Company has received notice that any of those Tax Returns will be the subject of an audit. Seller has made available to Buyer or its counsel correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company filed or received since December 31, 2005.

(d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Code § 280G (or any corresponding provision of state, local or foreign Tax Law) and (ii) any amount that will not be fully deductible as a result of Code § 162(m) (or any corresponding provision of state, local or foreign Tax Law). The Company has not been a United States real property holding corporation within the meaning of Code § 897(c)(2) during the applicable period specified in Code § 897(c)(1)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code § 6662. The Company is not a party to or bound by any Tax allocation or sharing agreement. The Company (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return and (B) has no Liability for the Taxes of any Person (other than the Company) under Reg. § 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise.

(f) Schedule 4.14(f) sets forth the following information with respect to the Company as of the most recent practicable date: the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company.

(g) Since the date of the Latest Balance Sheet, the Company has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

(h) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting that occurred on or prior to the Closing Date; (ii) “closing agreement” as described in Code § 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) intercompany transaction or excess loss account described in Treasury Regulations under Code § 1502 (or any corresponding or similar provision of state, local or foreign income Tax Law) that occurred on or prior to the Closing Date; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(i) The Company has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code § 355 or Code § 361.

(j) The Company has not engaged in or otherwise participated in any reportable transaction or “listed transaction” as defined in Code § 6707.

4.15 Litigation. Schedule 4.15 sets forth a true, complete and correct list of all actions, suits, arbitration proceedings, investigations, inquiries or other proceedings, whether governmental or non-governmental, before any Governmental Authority for any period since January 1, 2005 that existed (regardless of whether settled), or that is pending or, to the Knowledge of the Seller, threatened, against, relating to or affecting the Company, the Company’s assets and properties, or any officer, director or employee of the Company in his or her capacity as such, and which involve a monetary claim or claims in excess of $10,000 or injunctive or other equitable relief. Schedule 4.15 sets forth, as to each matter identified therein, the names of the parties thereto, the forum for such matter, a summary of the details of the matter, the settlement or other disposition of the matter (including the monetary value of such settlement or other disposition) or, if such matter is still pending, a statement to that effect. Except as set forth on Schedule 4.15:

(a) There is not in effect any order, judgment, decree, injunction or ruling of any Governmental Authority against, relating to or affecting the Company, or any officer, director or employee thereof in his or her capacity as such, enjoining, barring, suspending, prohibiting or otherwise limiting the same from conducting or engaging in any aspect of the business of the Company, or requiring the Company or any such officer, director or employee to take certain action with respect to any aspect of its or their business;

(b) The Company is not in default under any order, judgment, decree, injunction or ruling of any Governmental Authority respecting the Company, and the Company is not subject to or a party to any order, judgment, decree or ruling arising out of any action, suit or proceeding under any applicable Laws respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters; and

(c) There is no action, suit, arbitration or other proceeding, investigation or inquiry pending or, to the Knowledge of the Seller, threatened, before any Governmental Authority which questions the validity of this Agreement or any other Transaction Document, or any actions taken or to be taken pursuant hereto or thereto, or which could, individually or in the aggregate, have a Material Adverse Effect on the Company.

4.16 Transactions with Affiliates.

(a) Except as set forth on Schedule 4.16, there is no indebtedness owing by the Company to any of its Affiliates or by any Affiliate of the Company to the Company.

(b) Other than as contemplated in this Agreement, immediately following the Closing Date:

(i) the Company will not be indebted, directly or indirectly, to any of its own officers, directors, shareholders or employees, or the officers, directors, managers, members, partners, shareholders or employees of its Affiliates, or to any members of the immediate families of such officers, directors, managers, members, partners, shareholders or employees except for, in the case of officers, directors or employees, compensation payable in the ordinary course of business and reasonable travel expenses accrued in the ordinary course of business consistent with past practices; and

(ii) no officer, director, shareholder or employee of the Company, and no members of their immediate families, will (A) be indebted to the Company in any amount whatsoever or (B) to the Knowledge of the Seller, and except as may be permitted by Section 7.2(a) of this Agreement, have any direct or indirect ownership interests exceeding five percent in any Person which competes, directly or indirectly, with the Company.

(c) Except for the matters set forth on Schedule 4.13 or Schedule 4.12(c), no officer, director, shareholder or employee of the Company, and no member, or Affiliate of a member, or the immediate families of any of the foregoing, has any direct or indirect interest in any Contract to which the Company is a party.

(d) The Company is not a party to any agreement relating to the voting or disposition of the capital stock of any other company.

(e) The Company does not have any outstanding loan or advance of funds to any of its Affiliates’ officers, directors, employees, members, managers, partners or shareholders, or to any member of the immediate families of any of the foregoing.

4.17 Licenses and Permits.

(a) Schedule 4.17(a) lists all Licenses and Permits. To the Knowledge of the Seller, no other governmental authorizations are necessary or required for the Company to lawfully conduct its Business as currently conducted or for the Company to own, lease or use its assets.

(b) Each of the Licenses and Permits is valid and in full force and effect. The Company has not received any written notice that remains outstanding from any Governmental Authority regarding any actual or proposed revocation, withdrawal, suspension, cancellation or termination (other than by expiration) of any material Licenses and Permits. Except as set forth on Schedule 4.17(b), the transactions contemplated by this Agreement will not adversely affect the Company’s right to utilize the Licenses and Permits.

4.18 Personal Property. Except as set forth on Schedule 4.18, the Company has good and marketable title to its assets (other than real property, which is covered in Section 4.19 and other than personal property which is leased) free and clear of all Liens other than Permitted Liens. The Company’s machinery, equipment, vehicles and other tangible assets have been maintained in good working condition (normal wear and tear excepted) and are sufficient for the conduct of the Business as presently conducted. Except as set forth on Schedule 4.18, the Company owns or properly leases all the assets necessary to and currently utilized in the operation of the Business. Except as set forth on Schedule 4.18, no Seller owns any of the assets currently utilized in the Business.

4.19 Real Property.

(a) Schedule 4.19 sets forth a true, correct and complete list of all real property leases, subleases or licenses pursuant to which the Company is a lessor, lessee, sublessor, sublessee, licensor or licensee, in each case as amended through the date hereof, which list includes the effective date of such lease, the street address, the identity of the lessors, lessees, sublessors, sublessees, licensors or licensees, or with respect to which a Company has guarantied the obligations of any other Person. The Company has delivered to Buyer true, correct and complete copies of each such lease, sublease or license. The real property interests described or listed on Schedule 4.19 (the “Company Properties”) constitutes all of the interests in real property owned, leased or otherwise held for use by the Company. The Company does not own any real property.

(b) Each lease of premises utilized by the Company or in connection with the Business is legal, valid and binding in all material respects on the Company and, to the Knowledge of the Seller, legal, valid and binding in all material respects on the other party or parties thereto. The Company is a tenant or possessor in good standing thereunder, free of any material default or breach on the part of the Company and, to the Knowledge of the Seller, free of any material default or breach on the part of the lessors thereunder, and the Company quietly enjoys the premises provided for therein.

(c) Except as set forth on Schedule 4.19, no consent of any Person to any lease, sublease, license or mortgage is required in connection with the consummation of the transactions contemplated by this Agreement, the other Transaction Documents or the Merger, and the consummation of the transactions contemplated by this Agreement, the other Transaction Documents or the Merger is not prohibited by, or does not constitute a default under, any such lease, sublease, license or mortgage.

(d) Public utilities currently serve all utility requirements necessary for the current use of all Company Property. To the Knowledge of Seller, all of the Company Properties are currently zoned in the zoning category which permits operation of such properties as now used, operated and maintained for the operation of the Business, and, to the Knowledge of Seller, none of such Company Properties nor its respective use is in violation of any local governmental rule, ordinance, regulation or building code.

4.20 Environmental Matters. Except as set forth in Schedule 4.20:

(a) the operations of the Company are in compliance in all material respects with all applicable Environmental Laws and all Licenses and Permits issued to the Company pursuant to the Environmental Laws or otherwise;

(b) the Company has obtained all Licenses and Permits required to operate its business in compliance with all applicable Environmental Laws except where the failure to obtain such Licenses and Permits would not reasonably be expected to have a Material Adverse Effect on the Company;

(c) the operations of the Company have not resulted in Releases of Hazardous Material into the environment;

(d) the Company is not the subject of any outstanding order, nor, to the Knowledge of Seller, is it threatened to be the subject of any order, with any Governmental Authority respecting (i) compliance with Environmental Laws, (ii) Remedial Action, or (iii) any Release or threatened Release of a Hazardous Material;

(e) the Company has not received any written communication alleging that the Company may be in violation of any Environmental Law or any License or Permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law;

(f) to the Knowledge of Seller, there are no investigations of the Business, or currently or previously owned, operated or leased property of the Company pending or, to the Knowledge of Seller, threatened which alleges any liability or other obligation pursuant to any Environmental Law;

(g) to the Knowledge of Seller, there is not located at any property owned, operated or leased by the Company any (i) current or former underground storage tanks, (ii) asbestos-containing material, (iii) equipment containing polychlorinated biphenyls, (iv) asbestos-containing materials or structural asbestos, which is damaged and, in its present condition, poses an unreasonable risk of harm to employees or the general public, or (v) equipment which, contains ozone depleting substances; and

(h) the Company has timely filed, and delivered copies of such filings to Buyer, all reports and filings required to be made pursuant to applicable Environmental Laws, or any Licenses or Permits issued pursuant to Environmental Laws, by the Company.

4.21 Intellectual Property.

(a) The Company owns, licenses or otherwise possesses legally enforceable rights to use all trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, recipes, formulas, mixtures, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), tangible or intangible proprietary information or material and other intellectual property that are currently used in, or material to, the Business, subsisting in, covering, reading on, directly applicable to or existing in the Products or the Technology, or that are used in the development, manufacture, sales, marketing, testing or maintenance of the Products and to the Knowledge of the Seller, the Company owns, licenses or otherwise possesses legally enforceable rights to use all patents that are currently used in, or material to, the Business, subsisting in, covering, reading on, directly applicable to or existing in the Products or the Technology, or that are used in the development, manufacture, sales, marketing, testing or maintenance of the Products (together, the “Company Intellectual Property”).

(b) The Company has provided to Buyer true, correct and complete copies of (i) all documents, if any, relative to patents, patent applications and inventions and discoveries that may be patentable, and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks owned by the Company and included in the Company Intellectual Property, including the jurisdictions in which each such intellectual property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any Person is authorized to use any Company Intellectual Property (“Licensed Company Intellectual Property”), and (iii) of all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third party patents, trademarks or copyrights, including software (other than off-the-shelf software subject to a click-through or shrinkwrap license), or any other third party intellectual property (“Third Party Intellectual Property Rights”) which are or are presently expected to be incorporated in, or are or expected to form a part of any existing or proposed Company product, or which are or are presently expected to be utilized in the development, modification or support of any existing or proposed Company product.

(c) Schedule 4.21(c) contains a true, correct and complete list of (i) all registered patents, patent applications, trademarks, trade names, service marks, and copyrights owned, used or licensed by the Company, (ii) the registration number, date of registration and jurisdiction of registration thereof, (iii) the name of the registered owner and, if different, the user or users thereof, (iv) any applications for any of the foregoing, (v) any common law trade names or services marks owned by the Company (vi) any Licensed Company Intellectual Property and (vii) and Third Party Intellectual Property Rights.

(d) The Company is the owner or licensee of all right, title and interest in and to each of the Company Intellectual Property, free and clear of all Liens, and has the right to use without payment to a third party all of the Intellectual Property Rights, other than in respect of licenses listed in Schedule 4.21(c)(vii).

(e) Schedule 4.21(e) contains a complete and accurate list of all contracts relating to the Company Intellectual Property, including Licensed Company Intellectual Property and Third Party Intellectual Property Rights. There are no outstanding or, to the Knowledge of Seller, threatened disputes or disagreements with respect to any such Contract.

(f) Except as set forth in Schedule 4.21, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property, any trade secret material of the Company, or any Third Party Intellectual Property Right to the extent licensed by or through the Company, by any third party. The Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any Company Intellectual Property, other than indemnification provisions arising in the ordinary course of business, such as those in purchase orders, invoices or similar sales-related documents.

(g) All patents, registered trademarks, service marks and registered copyrights held by the Company are validly issued and presently subsisting. Except as set forth on Schedule 4.21, since January 1, 2005, the Company (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary or intellectual property right of any third party and (ii) has not brought any action, suit or proceeding for infringement of Company Intellectual Property or breach of any license or agreement involving Company Intellectual Property against any third party. To the Knowledge of Seller, the provision of services by the Company as currently conducted and proposed to be conducted do not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

(h) The Company has taken commercially reasonable steps which it believes to be sufficient to protect and preserve the confidentiality of all Company Intellectual Property. All use, disclosure or appropriation by the Company of such intellectual property owned by the Company or by a third party has been pursuant to written agreements between the Company and such third party, except where the failure to do so has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. All use, disclosure or appropriation of such intellectual property not owned by the Company has been pursuant to written agreements between the Company and the owner of such intellectual property, or is otherwise lawful.

4.22 Nature of Business. The Company is engaged only in the Business described in the first Recital of this Agreement and activities reasonably incidental thereto.

4.23 Powers of Attorney. There are no outstanding powers of attorney in effect with respect to the Company.

4.24 Insurance.

(a) There is in full force and effect one or more policies of insurance issued by insurers of recognized national standing insuring the properties and business of the Company against such losses and risks, and in such amounts, as are usual and customary for companies of similar size to the Company in the industry in which the Company operates or conducts business, including the losses and risks associated with pending litigation and any future litigation based on similar activities of the Company.

(b) Schedule 4.24 identifies each of the policies of insurance currently maintained by, or on behalf of, the Company, its business and properties (including workers’ compensation insurance), setting forth the name of the insurer, the holder of each such policy, the nature of coverage, the amount of such coverage, whether such policy is a “claims made” or “occurrence-based” policy and the expiration dates thereof. The Company is not in default with respect to its obligations under any of such outstanding insurance policies and all premiums with respect thereto are current. The Company and, to the Knowledge of Seller, the Company’s officers, directors, shareholders, employees, insurance managers and risk managers, have not failed to give any notice or to present any material claim under any such policy in a due and timely fashion. Such policies are in full force and effect on the date hereof and will continue to be kept in full force and effect on substantially equivalent terms, except to the extent policies expire and are replaced in the ordinary course of business with policies on substantially equivalent terms. All premiums due under the policies identified on Schedule 4.24 have been paid and the Company has not been issued or has received any notice of cancellation, material modification or termination in respect of any such policy or is in default thereunder.

(c) Except as set forth on Schedule 4.24, the Company has not been issued or has not received any notice that any insurer under any policy referred to on Schedule 4.24 is denying liability with respect to a claim in excess of $5,000 thereunder or defending under a reservation of rights clause. Schedule 4.24 also sets forth all claims made by the Company under such policies during the past three years.

4.25 Business Relationships. The Company has not received any notice with respect to any actual or threatened termination or cancellation of, or any adverse modification or material change (i.e., with a value in excess of $25,000) in, the business relationship between the Company, on the one hand, and any vendor, distributor, supplier, or customer, on the other hand, and to the Seller is not aware of a reasonable basis for the termination or cancellation of any such business relationships, other than the termination of any such relationships upon expiration of the agreement related thereto. Schedule 4.25 contains a list of the 10 largest suppliers of the Company for each of the two most recent fiscal years (determined on the basis of the total dollar amount of gross sales) showing the total amount of purchases made to each such supplier.

4.26 Personal Property Leases. Schedule 4.26 sets forth a true, correct and complete list and description of all agreements (or group of related agreements) to which the Company is a party for the lease of personal property which involve rental payments of at least $25,000 per annum, including, with respect to each such lease, the name of the lessor and the lessee, the type of lease (whether operating, capital or otherwise), a description of the leased property, the monthly rental payments due and the expiration date. The Company has not materially breached any agreement pertaining to, and is not in default with respect to, or is overdue in payment of, any amounts owing under any lease agreement disclosed on Schedule 4.26. True and complete copies of all agreements set forth on Schedule 4.26 have been delivered to Buyer.

4.27 Inventories. All inventories carried by the Company reflected in the Historical Financials or the Latest Balance Sheet are, and, as of the Closing Date, will be, to the Knowledge of Seller, normal items of inventory carried by the Company, and are not obsolete, damaged, slow-moving, or defective. The Company has all right, title and interest in the inventories reflected in the Financial Statements (except to the extent they have been sold in the ordinary course of business since the date thereof).

4.28 Depository and Other Accounts. Schedule 4.28 sets forth a true, correct and complete list of all banks and other financial institutions and depositories at which the Company maintains (or has caused to be maintained) deposit accounts, lockbox accounts, spread accounts, yield supplement reserve accounts, operating accounts, trust accounts, trust receivable accounts or other accounts of any kind or nature into which funds of the Company are deposited from time to time. Such Schedule 4.29 correctly identifies the name and address of each depository, the name in which each account is held, the type of account and the account number.

4.29 Books and Records. The minute books and similar records of the Company contain true and complete records of all actions taken at any meeting of the Company’s shareholders, directors, or any committees thereof, as the case may be, and of all written consents executed in lieu of the holding of any such meeting, and have been maintained in accordance with good business accounting and bookkeeping practices.

4.30 Brokers; Certain Expenses. Except as set forth on Schedule 4.30, none of the Company nor any of its Affiliates has paid or is obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary, in connection with this Agreement, any other agreement, or any of the transactions contemplated hereby or thereby for which Buyer (or the Company after the Closing Date) will have any liability. The Company is not bound by any agreement or commitment for the provision of investment banking or financial advisory services with respect to any recapitalization, issuance of debt or equity securities or other capital or financing transactions involving the Company that would operate to restrict or prevent the Closing. Any fees or commissions due to any broker, finder, investment banker or other intermediary retained by the Company shall be for the sole account of the Company or Affiliate, as the case may be, and Buyer shall not have any liability with respect thereto.

4.31 Compliance with Laws. Except as set forth on Schedule 4.31, the Company is and has been since January 1, 2005 in compliance in all material respects with and has conducted the Business (i) in accordance with all applicable Laws, and (ii) in all material respects in accordance with all injunctions, judgments, orders, decrees, writs and rulings of all Governmental Authorities (and all bodies, agencies and authorities thereof) to which the Company is a party. Except as set forth on Schedule 4.31, no investigation or review by any Governmental Authority with respect to the Company is pending or filed or, to the Knowledge of Seller, threatened nor, to the Knowledge of Seller, has any Governmental Authority indicated an intention to conduct the same.

4.32 Interim Changes. Except as set forth on Schedule 4.32, since the balance sheet dated September 30, 2008, there has been no:

(a) change in the condition, financial or otherwise, of the Company, which had, or would reasonably be expected to have, a Material Adverse Effect on the Company;

(b) material loss, damage or destruction of or to any of the Company’s assets, individual or in the aggregate, whether or not covered by insurance;

(c) sale, lease, transfer or other disposition by the Company of, or the imposition of any Lien (other than Permitted Liens) on, any portion of the Company’s assets, other than the sale of assets in the ordinary course of the Company’s business;

(d) increase in the compensation payable by the Company to employees, directors, independent contractors or consultants, or any change to any of the Benefit Plans set forth on Schedule 4.13, or institution of any new Benefit Plan;

(e) adjustment or write-off of accounts receivable not reflected in the Historical Financials or any change in the collection, payment or credit experience or practices of the Company;

(f) change in the Tax or cash basis accounting methods or practices employed by the Company or change in depreciation or amortization policies;

(g) issuance or sale by the Company, or any Contract entered into by the Company for the issuance or sale, of any shares of Stock or securities convertible into or exchangeable for capital stock of the Company;

(h) merger, consolidation or similar transaction involving the Company;

(i) strike, work stoppage or other labor dispute adversely affecting the Business;

(j) termination, waiver or cancellation of any material rights or claims of the Company, under any Contract or otherwise;

(k) incurrence of indebtedness outside of the ordinary course of business;

(l) new Contract (or amendment to any existing Contract) obligating the Company to purchase or provide goods or services, any amendment or termination of any Contract or license relating to the Business or any waiver of material claims or rights of the Company against third parties in each case outside the ordinary course of business;

(m) agreement, arrangement or transaction between the Company and any Affiliate of the Company;

(n) creation of any new employment or consulting positions and the hiring of any personnel for such positions with an annual salary in excess of $30,000.

(o) other transaction not in the ordinary course of the Business and consistent with past practice of the Business that, individually or in the aggregate, could have a Material Adverse Effect on the Company; or

(p) binding commitment with respect to any of the foregoing.

4.33 Outstanding Bids, Bid Bonds and Performance Bonds.

(a) Schedule 4.33(a) sets forth (i) a true, correct and complete list of each outstanding Bid which would require the execution of a contract containing terms (including pricing terms) materially less favorable to the Business than the terms contained in the standard form contracts or standard end-user price lists (ii) a true, correct and complete list of such Bids with respect to which (i) the Company has outstanding bid bonds or similar sureties or (ii) the Company is required to obtain such bonds or sureties, and sets forth a brief description of such bonds, sureties or requirements for bonds or sureties. The outstanding Bids set forth in Schedule 4.33(a) have not been awarded or performed in any respect by the Company and no payments have been received by the Company in respect of such outstanding Bids.

(b) Schedule 4.33(b) sets forth (i) a true, correct and complete list of all outstanding performance bonds or similar sureties currently in effect for the benefit of any of the Company’s customers, (ii) all performance bonds or similar sureties required, to the Knowledge of Seller, to be obtained, but not yet obtained, by the Company for the benefit of any of the Company’s current customers and (iii) all performance bonds or similar sureties that will be required to be obtained by the Company for the benefit of any of the Company’s potential customers pursuant to the terms of any outstanding Bid set forth in Schedule 4.33(a) if such Bid is awarded to the Company.

4.34 Product and Service Warranties; Defects; Liability. Except as disclosed in Schedule 4.34 (which matters have not had and could not reasonably be expected to have a Material Adverse Effect on the Company), each Product manufactured, sold, leased, delivered, installed or maintained by the Company has been in conformity in all material respects with all applicable Laws, contractual commitments and express and implied warranties and the Company has no liability (and, the Seller is not aware of a reasonable basis for any present action, suit or proceeding giving rise to any liability) for replacement or repair thereof or other damages in connection therewith. Except as set forth in Schedule 4.34, no claims have been asserted against the Company during the past six years relating to, and, to the Knowledge of Seller, there have been no actions with respect to, any injury to individuals or property as a result of the manufacture, sale, lease, ownership, possession, installations, maintenance or use of any Product.

4.35 Motor Vehicles. Schedule 4.35 sets forth a complete and accurate list of all vehicles utilized in the Business, whether owned or leased, the type of vehicle and vehicle identification number. All such vehicles are properly titled, licensed and registered in accordance with applicable Law.

4.36 No Omissions or Misstatements. None of the representations or warranties of Seller included in this Agreement as qualified by the disclosure schedules hereto, or other Transaction Documents furnished or to be furnished by the Company contains any untrue statement of a material fact or is misleading in any material respect or omits to state any material fact necessary in order to make any of the statements herein or therein not misleading in light of the circumstances in which they were made.

4.37 No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IV AND ARTICLE V (AS QUALIFIED BY THE SCHEDULES), THE COMPANY AND SELLER MAKE NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AND THE COMPANY AND SELLER HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Article V

Representations and Warranties of Seller Relating to Seller

As a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated herein, Seller hereby represents and warrants to Buyer, with respect to Seller only, as follows:

5.1 Capital Stock. Seller has the requisite right, power and authority to enter into the Merger and there are no agreements restricting the transfer by Seller of, or affecting the rights of, Seller’s Stock other than under applicable securities Laws.

5.2 Authorization of Transaction. Seller has the legal capacity to execute and deliver this Agreement and the other Transaction Documents to which Seller is a party and all documents and agreements necessary to give effect to the provisions of this Agreement and to perform Seller’s obligations hereunder and thereunder. No action, consent or approval on the part of Seller is necessary to authorize Seller’s due and valid execution, delivery and consummation of this Agreement, the Transaction Documents to which Seller is a party and all other agreements and documents executed in connection herewith and therewith. This Agreement and the other Transaction Documents to which Seller is a party and all other agreements and documents executed by Seller in connection herewith and therewith constitute the valid and legally binding obligations of Seller, enforceable in accordance with their respective terms and conditions; provided that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar Laws of general application affecting the rights and remedies of creditors, and (ii) enforcement may be subject to general principles of equity, and the availability of remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceeding for such remedies may be brought.

5.3 Brokers’ Fees. Except as set forth on Schedule 4.30, Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer or the Company could become liable or obligated.

5.4 No Conflict or Violation. Except as set forth in Schedule 5.4, neither the execution and delivery of this Agreement or the other Transaction Documents to which Seller is a party nor the consummation of the transactions contemplated hereby or thereby, will conflict with or result in:

(a) a breach of, or a default under, any term or provision of, any Contract to which Seller is a party or by which Seller’s assets are bound, which breach or default could reasonably be expected to adversely impact Seller’s obligations under this Agreement; or

(b) a violation by Seller of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation could reasonably be expected to adversely impact Seller’s obligations under this Agreement.

5.5 Consents and Approvals. Except as set forth in Schedule 5.5, no consent, approval or authorization of, or declaration, filing or registration with, any court or tribunal, or administrative, governmental or regulatory authority, or any other Person or entity, is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement or the Transaction Documents to which Seller is a party and the consummation of the transactions contemplated hereby and thereby.

5.6 Litigation. There is no action, proceeding or investigation pending, to which Seller is a party or, to Sellers actual knowledge, threatened, against Seller, which questions the validity of this Agreement or impairs the ability of Seller to consummate the transactions contemplated hereby or the transactions contemplated by the other Transaction Documents to which Seller is a party.

5.7 Powers of Attorney. There are no outstanding powers of attorney in effect with respect to Seller that could affect the Business.

5.8 Seller Guaranties. Schedule 5.8 sets forth a complete and accurate list of all of the Company’s obligations that Seller has guarantied or for which Seller is otherwise personally liable (the “Seller Guaranties”).

5.9 Investment. Seller is acquiring the Buyer Common Stock for Seller’s own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act. Seller understands that the Buyer Common Stock to be received by Seller pursuant to this Agreement have not been and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Seller has such knowledge and experience in financial or business matters that Seller is capable of evaluating the merits and risks of Seller’s investment in the Buyer Common Stock and protecting Seller’s own interest in connection with such investment. Seller is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act. Seller acknowledges that the Buyer Common Stock are restricted securities within the meaning of applicable securities Laws, must be held indefinitely unless subsequently registered under the Securities Act and applicable state and other securities Laws or unless an exemption from such registration is available, and any stock certificate evidencing the Buyer Common Stock will bear a legend reflecting such restrictions. Seller has had an opportunity to discuss Buyer’s business, management and financial affairs with Buyer’s management, an opportunity to review Buyer’s facilities, and an opportunity to obtain all information Seller deems necessary in order to make the decision in invest in the Buyer Common Stock. Seller is not purchasing the Buyer Common Stock as a result of any advertisement, article, notice or other communication regarding the Buyer Common Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

Article VI

Representations and Warranties of Buyer

As a material inducement to the Company and Seller to enter into this Agreement and to consummate the transactions contemplated hereunder, Buyer hereby represents and warrants to Seller, as follows:

6.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Colorado and has all requisite power and authority to execute, deliver, carry out and perform its obligations under this Agreement and each other agreement to which it is a party and to consummate the transactions contemplated hereby and thereby.

6.2 Authorization. The execution, delivery and performance by Buyer of this Agreement and of each of the other Transaction Documents to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action taken on the part of Buyer and no further action is required by Buyer or Buyer’s shareholders in connection therewith, including approval of the Transaction Documents or the transactions contemplated thereby (including the issuance of Buyer Common Stock to Seller).

6.3 Due Execution and Delivery; Binding Obligations. This Agreement has been duly executed and delivered by Buyer, and, at the Closing, each of the other Transaction Documents to which Buyer is a party will be duly executed and delivered by Buyer. This Agreement is, and at the time of the Closing each of the other Transaction Documents to which Buyer is a party will be, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and except as rights of indemnity or contribution may be limited by federal or state securities Laws or the public policy underlying such Laws.

6.4 No Violation. The execution, delivery and performance by Buyer of this Agreement and each of the other agreements to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, do not violate and will not cause a default under (a) the organizational documents of Buyer as in effect on the date hereof, (b) any material applicable Laws, or (c) any material indenture, mortgage, lease, agreement or instrument to which Buyer is a party.

6.5 Brokers; Certain Expenses. Buyer has not paid and is not obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement, any other agreement or any of the transactions contemplated hereby or thereby.

6.6 Litigation. There is no action or proceeding pending, and to Buyer’s actual knowledge there is no investigation pending, to which Buyer is a party or, to Buyer’s actual knowledge, threatened, against Buyer, which questions the validity of this Agreement or impairs the ability of Buyer to consummate the transactions contemplated hereby or the transactions contemplated by the other Transaction Documents to which it is a party. Except as disclosed in the SEC Reports, there is no action, suit, notice of violation, or proceeding pending or, to the knowledge of Buyer, threatened against or affecting Buyer, any Buyer Subsidiary or any of their respective properties before or by any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect on Buyer. Neither Buyer nor any Buyer Subsidiary, nor, to the knowledge of Buyer, any director or officer thereof, is or has been the subject of any action, suit or proceeding involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty relating to Buyer. To the knowledge of Buyer, since February 7, 2008 there has not been, and there is currently not pending or contemplated, any investigation by the SEC involving Buyer or any current or former director or officer of Buyer. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Buyer or any Buyer Subsidiary under the Exchange Act or the Securities Act.

6.7 Consents and Approvals. All consents, approvals or authorizations of, or declarations, filings or registration with, any court or tribunal, or administrative, governmental or regulatory authority, or any other Person or entity, required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement or the Transaction Documents to which either is a party and the consummation of the transactions contemplated hereby and thereby have been obtained, except with respect to filings required to be made after the Closing Date.

6.8 Buyer Common Stock. The shares of Buyer Common Stock to be issued to Seller under this Agreement have been duly authorized and reserved for issuance, and, upon consummation of the transactions contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by Buyer other than restrictions on transfer provided for in this Agreement or the other Transaction Documents or applicable federal and state securities Laws.

6.9 Capitalization. The capitalization of Buyer as of June 30, 2008 is as set forth in Buyer’s quarterly report on Form 10-Q for the quarter ended June 30, 2008, as filed with the SEC on August 13, 2008. Buyer has not issued any capital stock since August 12, 2008. Neither Buyer nor its Affiliates have created any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, which right has not been waived prior to the date hereof. Except as set forth in the SEC Reports, and except for compensatory stock options issued in the ordinary course of business, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Buyer Common Stock, or contracts, commitments, understandings or arrangements by which Buyer or any Buyer

Subsidiary is or may become bound to issue additional shares of Buyer Common Stock. Except as set forth in the SEC Reports, the issue and sale of the Buyer Common Stock to Seller pursuant to this Agreement will not obligate Buyer to issue shares of Buyer Common Stock or other securities to any Person (other than Seller) and will not result in a right of any holder of Buyer securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of Buyer are validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder or the Board of Directors of Buyer is required for the issuance and sale of the Buyer Common Stock pursuant to this Agreement. There are no shareholders agreements, voting agreements or other similar agreements with respect to Buyer’s capital stock to which Buyer is a party or, to the knowledge of Buyer, between or among any of Buyer’s shareholders.

6.10 SEC Reports; Financial Statements. Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since May 7, 2008 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Buyer and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. No executive officer of Buyer has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002. Neither Buyer nor any of its Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in such financial statements to the extent required to be so reflected or reserved against in accordance with GAAP, except for (i) liabilities that have arisen since December 31, 2007 in the ordinary and usual course of business and consistent with past practice, (ii) contractual liabilities under (other than liabilities arising from any breach or violation of) agreements and (3) liabilities that have not had and would not reasonably be expected to have a Material Adverse Effect on Buyer.

6.11 Material Changes. Since December 31, 2007, except as specifically disclosed in the SEC Reports (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect on Buyer, (ii) Buyer has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Buyer’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) Buyer has not altered its method of accounting, and (iv) Buyer has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock. Buyer does not have pending before the SEC any request for confidential treatment of information.

6.12 Compliance. Neither Buyer nor any Buyer Subsidiary is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Buyer or any Buyer Subsidiary under), nor has Buyer or any Buyer Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived). Buyer and each Buyer Subsidiary have all material permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Authorities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of Buyer or such Buyer Subsidiary. Buyer and each Buyer Subsidiary has complied with and is not in default or violation in any respect of, and none of them is, to the knowledge of Buyer, under investigation with respect to or, to the knowledge of Buyer, has been threatened to be charged with or given notice of any material violation of any applicable Law, order, judgment or decree. Except for statutory or regulatory restrictions of general application, no Governmental Authority has placed any material restriction on the business or properties of Buyer or any Buyer Subsidiary.

6.13 Listing and Maintenance Requirements. The Buyer Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and Buyer has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Buyer Common Stock under the Exchange Act nor has Buyer received any notification that the SEC is contemplating terminating such registration. Buyer has not, since May 7, 2008, received notice to the effect that Buyer is not in compliance with the listing or maintenance requirements of NASDAQ. Buyer is in compliance with all such listing and maintenance requirements of the NASDAQ Global Market. The issuance and listing on the NADAQ Global Market of the Buyer Common Stock issued to Seller pursuant to this Agreement requires no further approvals, including but not limited to, the approval of shareholders, except that a Notification Form: Listing of Additional Shares may be required to be filed in order to comply with NASDAQ rules.

6.14 Application of Takeover Protections. Buyer is not subject to any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Buyer’s Articles of Incorporation (or similar charter documents) or the Laws of Colorado that is or could become applicable to Seller as a result of Seller and Buyer fulfilling their obligations or exercising their rights under this Agreement, including without limitation the issuance of the Buyer Common Stock to Seller and Seller’s ownership of such shares.

6.15 No Omissions or Misstatements. None of the representations of Buyer included in this Agreement or other Transaction Documents furnished or to be furnished by Buyer, or any of its representatives, contains any untrue statement of a material fact or is misleading in any material respect or omits to state any material fact necessary in order to make any of the statements herein or therein not misleading in light of the circumstances in which they were made.

6.16 No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE VI, BUYER MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AND BUYER HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

6.17 Sarbanes-Oxley; Internal Accounting Controls. Buyer is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. Buyer maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Buyer has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Buyer and designed such disclosure controls and procedures to ensure that material information relating to Buyer, including its Buyer Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which Buyer’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. Since the June 30, 2008, there have been no changes in Buyer’s internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that have materially affected, or are reasonably likely to materially affect, Buyer’s internal control over financial reporting. Since May 7, 2008, (A) neither Buyer nor any Buyer Subsidiary nor, to the knowledge of Buyer, any director, officer, employee, auditor, accountant or representative of or any Buyer Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Buyer or any Buyer Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Buyer or any Buyer Subsidiary has engaged in questionable accounting or auditing practices, and (B) no attorney representing Buyer or any Buyer Subsidiary, whether or not employed by Buyer or any Buyer Subsidiary, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Buyer or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of Buyer.

Article VII

Covenants of the Parties

7.1 Tax Matters.

(a) Seller will be responsible for and shall cause the Company to timely file any Tax Returns with a filing due date that is after the Merger Date for Tax periods of the Company that end on or before the Merger Date. Seller shall permit Buyer to review and comment on each such Tax Return described in the preceding sentence prior to filing, and Seller shall make any revisions to such Tax Returns as may be reasonably requested by Buyer and to which Seller reasonably agrees in order to comply with applicable Laws. Buyer will be responsible for and shall cause the Company to timely file any income Tax Returns with a filing due date that is after the Merger Date for Tax periods of the Company that begin after the Merger Date. In addition, Buyer will be responsible for and shall cause the Company to timely file any Tax Returns of the Company with respect to a Straddle Period (as defined below). Buyer shall use commercially reasonable best efforts to prepare and file all such Tax Returns for the Company on a basis consistent with prior Tax Returns filed for the Company (except to the extent counsel for Buyer determines that a Tax Return cannot be so prepared and filed or an item so reported without being subject to penalties). Buyer shall permit Seller to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by Seller.

(b) Subject to the limitations set forth in Section 9.2, Seller shall indemnify the Company, Buyer, and each Buyer Affiliate and Buyer Indemnified Parties and hold them harmless from and against without duplication, any loss, claim, liability, expense, or other damage attributable to (i) all Taxes (or the non-payment thereof) of the Company for all taxable periods ending on or before the Merger Date and the portion through the end of the Merger Date for any taxable period that includes (but does not end on) the Merger Date (“Pre-Merger Tax Period”), (ii) all Tax Liabilities of the Company that accrued on or before the Merger Date and during the Pre-Merger Tax Period, (iii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of any of the foregoing) is or was a member on or prior to the Merger Date, including pursuant to Treasury Regulation § 1.1502-6 or any analogous or similar state, local or foreign Law or regulation, and (iv) any and all Taxes of any Person (other than the Company) imposed on the Company as a transferee or successor, by contract or pursuant to any Law, rule or regulation, which Taxes relate to an event or transaction occurring before the Merger Date. Seller shall reimburse Buyer for any Taxes of the Company that are the responsibility of Seller pursuant to this Section 7.1(a) within 15 business days after payment of such Taxes by Buyer or the Company. For the avoidance of doubt, Seller shall be responsible for any Tax Liability attributable to the change of accounting method of the Company that occurred with respect to its taxable year beginning January 1, 2008. Notwithstanding the foregoing, Seller shall not be responsible for, and shall not be required to indemnify Buyer, Company and each Buyer Affiliate and Indemnified Party against, any Tax Liability to the extent that the amount of such Tax Liability is incurred after the Merger.

(c) Seller, Buyer and the Company agree that, in the case of any taxable period that includes (but does not end on) the Merger Date (a “Straddle Period”), the amount of any Taxes based on or measured by income or receipts of the Company for the Pre-Merger Tax Period shall be determined based on an interim closing of the books as of the close of business on the Merger Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Company holds a beneficial interest shall be deemed to terminate at such time) and the amount of other Taxes of the Company for a Straddle Period that relates to the Pre-Merger Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Merger Date and the denominator of which is the number of days in such Straddle Period.

(d) Except to the extent required by Law, Buyer shall not amend, and shall not permit the Company to amend, any income Tax Return or election made in connection with such income Tax Return for any Tax period ending on or prior to the Merger Date without the prior written consent of Seller if such amendment would have the effect of increasing the amount of Tax payable by Seller with respect to such period.

(e) Buyer and Seller covenant and agree to cooperate with each other regarding Tax matters as follows:

(i) Buyer, the Company and Seller shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section 7.1 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer, the Company and Seller agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Merger Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so request, the Company or Seller, as the case may be, shall allow the other Party to take possession of such books and records.

(ii) Buyer and Seller further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

(iii) Buyer and Seller further agree, upon request, to provide the other Party with all information that either Party may be required to report pursuant to Code § 6043, or Code § 6043A, or Treasury Regulations promulgated thereunder.

(f) Buyer shall notify Seller in writing within five Business Days after receipt by Buyer or the Company of any notice of audit or request for information regarding any Taxes and upon notice of any determination of liability for Taxes from an official inquiry, examination, audit or proceeding (each, a “Tax Determination”) regarding any Tax Return related to a period that ends on or prior to the Merger Date. Seller shall have the right to exercise control, on behalf of the Company for any such Tax Return, and at its own expense, at any time over the handling, disposition or settlement of any issue raised in any such Tax Determination, if and to the extent the disposition or settlement would be reasonably expected to result in a liability to the Company or Seller. Buyer and the Company shall cooperate with Seller, as reasonably requested by Seller, in connection with any such Tax Determination.

(g) Buyer shall notify Seller in writing within five Business Days after receipt by Buyer of any Tax Determination regarding any Tax Return for the Straddle Period or any period thereafter. Seller, on behalf of the Company, for any pre-Merger period, and Buyer, on behalf of the Company, with respect to any post-Merger period, in each case, at its own respective expense, shall have the right to exercise control at any time over the handling, disposition or settlement of any issue raised in any such Tax Determination regarding any Straddle Period, if and to the extent the disposition or settlement would be reasonably expected to result in a liability to the Company for such period. Buyer and the Company shall cooperate with Seller, as reasonably requested by Seller, in connection with any such Tax Determination.

(h) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement assessed against Seller shall be paid one-half by Seller and one-half by Buyer when due, and each of Buyer and Seller shall, at their own expense, cooperate in the filing of all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

(i) The Initial Merger and the Subsequent Merger together are intended to qualify as a “reorganization” as described in Section 368(a) of the Code, and this Agreement is intended to constitute a “plan of reorganization” within the meaning of the regulations promulgated under Section 368 of the Code and neither the Buyer, the Surviving Company, the Surviving Corporation nor any other party to this Agreement shall take a position on any Tax Returns or other statement or report to any Governmental Authority inconsistent with such intention unless required to do so by applicable tax law or a Governmental Authority.

(j) Prior to the Merger, Buyer will be in control of Merger Sub II within the meaning of Section 368(c) of the Code, and, following the Merger, the Surviving Corporation will not issue additional shares of its stock that would result in Buyer losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code. The Merger Subs were formed solely for the purposes of effecting the Merger and have conducted no business or other activities except in connection with the Merger. Neither Buyer, any person related to Buyer (within the meaning of Treasury Regulation Section 1.368-1(e)(3)), nor any person acting as an intermediary for Buyer or such related person has a plan or intention to acquire any of the Buyer Common Stock issued in the Merger. Following the Merger, the Surviving Corporation will continue the historic business of Company or use a significant portion of Company business assets in a business. Buyer has no plan or intention to liquidate the Surviving Corporation, to merge the Surviving Corporation with or into another corporation, to sell or otherwise dispose of any of the stock of the Surviving Corporation, or to cause the Surviving Corporation to sell or otherwise dispose of any of the assets of Company acquired in the Merger, except for dispositions made in the ordinary course of business and transfers described in Section 368(a)(2)(C) of the Code. Neither Buyer nor Merger Sub II is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code. No stock of Merger Sub II will be issued in the Merger. The terms of this Agreement were negotiated at arms’ length and, therefore, it is expected that the fair market value of the Buyer Common Stock and other consideration received by the Seller will be approximately equal to the fair market value of the Company Common Stock surrendered by the Seller in the Merger.

7.2 Noncompete.

(a) Seller agrees that during the five year period following the Closing Date (the “Noncompete Period”), Seller shall not, directly or indirectly, either for Seller or for any other Person (other than the Company) engage in any business or activity anywhere within the state of California that could reasonably be deemed to be competitive with the Business as conducted by the Company as of the Closing Date, other than on behalf of the Company provided that nothing herein shall prevent the ownership of stock of Buyer and of less than 2% of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market.

(b) Non-Solicitation. During the five year period following the Closing Date, Seller shall, not directly or indirectly, (i) induce or attempt to induce any employee of the Company to leave the employ of the Company or in any way interfere with the relationship between the Company and any employee thereof, (ii) induce or attempt to induce any customer or supplier of the Company to cease doing business with the Company, (iii) knowingly induce or attempt to induce any employee of Buyer or any of its Affiliates to leave the employ of Buyer or any of its Affiliates or in any way interfere with the relationship between Buyer or any of its Affiliates and any employee thereof, or (ii) knowingly induce or attempt to induce any customer or supplier of Buyer or any of its Affiliates to cease doing business with Buyer or any of its Affiliates; provided, however, that (1) the placement of general advertisements in newspapers, magazines or electronic media (including Internet job boards) shall not be a violation of this Agreement; (2) Seller may employ any such employee of the Company, Buyer or any of their Affiliates if such Person approaches Seller on an unsolicited basis or following cessation of such Person’s employment by the Company, Buyer or any of their Affiliates without any solicitation by Seller; and (3) Seller may have business dealings with any customer or supplier of the Company, Buyer or any of their Affiliates so long as the same does not materially adversely impact such Person’s relationship as a customer or supplier of the Business as conducted by the Company. Seller agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

(c) Specific Performance. Seller agrees that Buyer would suffer irreparable harm from a breach by Seller of any of the covenants or agreements contained in this Section 7.2 In the event of an alleged or threatened breach by Seller of any of the provisions of this Section 7.2, Buyer or its successors or assigns may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof. To the extent of any breach of this Section 7.2 by Seller, the Noncompete Period (with respect to such breaching Seller) shall automatically be extended by the length of such breach.

(d) Scope, etc. If, at the time of enforcement of any of the provisions of this Section 7.2, a court holds that the restrictions stated therein are unreasonable under the circumstances then existing, the Parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Seller acknowledges that, without provisions contained in this Section 7.2, Buyer would have not entered into this Agreement.

7.3 Contribution by Buyer. Nothing in this Agreement shall prohibit Buyer from contributing the stock of the Surviving Company or the Surviving Corporation to any wholly-owned Subsidiary of Buyer.

7.4 Securities Matters. Seller acknowledges that Buyer will be required to prepare (at Buyer’s sole cost and expense) audited financial statements of the Company for the fiscal years ended December 31, 2006 and December 31, 2007, and audited financial statements for the period from January 1, 2008 through the Effective Date. Seller shall cooperate with Buyer in connection with the audit and review of such financial statements to the extent necessary to enable Buyer to present the financial statements required by the rules and regulations of the SEC or other securities Laws. Seller shall render such assistance as may be reasonably necessary in connection with the audit and review of such financial statements and shall provide or make available such records or information relevant thereto as are in its possession or under its control.

7.5 Seller Guaranties and Obligations. Seller will use all commercially reasonable efforts after the Closing to obtain the release of Seller from any of any Seller Guaranties, which efforts shall include, but not be limited to, the provision by Buyer of its own guaranty to replace any Seller Guaranty. Seller will use its commercially reasonable efforts after the Closing to work with Buyer to obtain a release from the Seller Guaranties; provided such efforts shall not require Seller to expend any funds to terminate any Seller Guaranty. If Seller is required to make any payment under a Seller Guaranty following the Closing Date, Buyer shall promptly reimburse Seller for the amount of such payment.

7.6 Consents. If not delivered on the Closing Date, Seller shall use commercially reasonable efforts to deliver any consents (other than any consents under customer contracts or with respect to permits) required for the transaction within 30 day following the Closing Date. Solely with respect to the Company’s leases for real property, to the extent that any consent is required as a result of the structure of the Merger (including the Merger or any step of the Merger being considered an assignment by operation of Law under any contract), Seller shall indemnify Buyer in full with respect to any Losses caused by failure to obtain any such real property lease consent. In addition, Seller shall obtain the consent of the landlord of Seller’s real estate least at 1624 Dell Avenue in Campbell, California that the Company can terminate such lease on 6 months notice without payment of any penalty.

7.7 Buyer Board Members. The Parties shall cooperate in good faith to identify and appoint, as soon as practicable following the Closing Date, an outside director with outstanding solar industry expertise and reputation to serve on the Buyer Board of Directors. In addition, Buyer shall appoint D. Thompson McCalmont to the Board of Directors of Buyer on or prior to the Closing Date. For so long as either (a) the Seller beneficially owns at least 10% of the issued and outstanding Buyer Common Stock Buyer or (b) D. Thompson McCalmont is serving as chief executive officer of Buyer, Buyer shall include D. Thompson McCalmont or, if he ceases to serve as a director of Buyer, an alternative designee recommended by Seller (provided that such designee meets any reasonable requirements established by Buyer generally applicable to members of the Board of Directors of Buyer) in the slate of nominees to be recommended by such Board of Directors to Buyer’s shareholders for election as a director at each meeting of shareholders of Buyer at which directors are to be elected.

7.8 Operation of the Business Following the Closing Date. From the Closing Date through September 30, 2009, Buyer and Seller agree that the Company’s Fresno and Campbell offices shall be operated in substantially the same manner as Seller operated such offices prior to the Closing Date and Buyer shall not take any action, or fail to take any action, inconsistent with such agreement, the primary purpose of which is to prevent or reduce generation of net revenues sufficient to enable payment of the maximum Contingent Payment payable under this Agreement.

7.9 Skyline and Solmetric. Seller agrees that, if approved by the Buyer Board of Directors prior to November 15, 2008, Seller will arrange for a third party to purchase the Company’s Skyline and Solmetric assets for an amount equal to the original purchase prices of such investments.

7.10 Piggyback Registration Rights.

(a) Registrable Shares. For purposes of this Agreement, “Registrable Shares” shall mean the shares of Buyer Common Stock (or any acquiror of Buyer) issued in connection with the Merger and any stock distributions thereon.

(b) Piggyback Registration Rights. Buyer shall give Seller written notice at least 10 days prior to filing any registration statement with the SEC (including for this purpose a registration statement effected by Buyer for its own account or for holders of capital stock other than Seller) any of its capital stock under the Securities Act in connection with the public offering of such securities solely for cash (provided that Buyer will use reasonable efforts to provide thirty (30) days notice). Upon the written request of Seller given within 10 days after mailing of such notice by Buyer, Buyer shall cause to be included in such registration statement under the Securities Act all of the Registrable Shares that Seller has requested to be registered. Buyer shall have no obligation to include any Registrable Securities in a registration statement under this Section 7.10 if all such Registrable Securities proposed to be sold by Seller may be sold by Seller in a three (3) month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

(c) Underwriting. If the registration statement under which Buyer gives notice under this Section 7.10 is for an underwritten offering, then Buyer shall so advise the Seller in such notice. In such event, the right of Seller to include Registrable Securities in such registration statement shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Seller’s Registrable Securities in the underwriting to the extent provided herein. Seller shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting by Buyer. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares that may be included in the underwriting shall be allocated first to Buyer (if Buyer is initiating the registration) or to the initiating shareholders on a pro rata basis (solely if such shareholders exercised a demand right to require the registration); second, to Seller and any other shareholders of Buyer on a pro rata basis based on the number of shares sought to be included in such registration statement. If Seller disapproves of the terms of any such underwriting, Seller may elect to withdraw therefrom by written notice to Buyer and the underwriter, delivered at least ten (10) business days prior to the effective date of such registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(d) Effectiveness; Suspension Right.

(i) Buyer will use its reasonable best efforts to cause such registration statement to become effective under the Securities Act (including without limitation the filing of any amendments or other documents necessary for such effectiveness), and from time to time will amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act, the Exchange Act and any applicable state securities statute or regulation, subject to the following limitations and qualifications. Buyer shall have the right to terminate or withdraw any registration initiated by it prior to the effectiveness of such registration whether or not Seller has elected to include securities in such registration.

(ii) Notwithstanding any other provision of this Section 7.10, Buyer shall have the right at any time to require that the Seller suspend further offers and sales of Registrable Shares pursuant to such registration statement whenever, and for so long as, in the reasonable judgment of Buyer there is in existence material undisclosed information or events with respect to Buyer (the “Suspension Right”). In the event Buyer exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at the earliest time that such disclosure would not materially adversely impact Buyer or any transaction or other development, as determined in good faith by Buyer after consultation with counsel; provided, further, that any such suspension shall apply only for so long as “affiliates” (as defined in Rule 501 under the Securities Act) of the Buyer are restricted from selling shares of Buyer capital stock. Buyer shall promptly give the Seller written notice of any such suspension and will use all reasonable efforts to minimize the length of the suspension.

(e) Expenses. The costs and expenses to be borne by Buyer for purposes of this Section 7.10 shall include, without limitation, printing expenses (including a reasonable number of prospectuses for circulation by the Seller, legal fees and disbursements of counsel for Buyer, “blue sky” expenses, accounting fees and filing fees, but shall not include underwriting commissions or similar charges, legal fees (if any) and disbursements of counsel for the Seller.

(f) Indemnification.

(i) To the extent permitted by law, Buyer will indemnify and hold harmless Seller, any underwriter (as defined in the Securities Act) for Seller, its officers, directors, shareholders or partners and each person, if any, who controls Seller or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (A) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state or incorporate by reference therein a material fact required to be stated or incorporated by reference therein, or necessary to make the statements included or incorporated by reference therein not misleading, or (C) any violation or alleged violation by Buyer of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto. Buyer will pay to Seller, any underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action.

(ii) To the extent permitted by law, Seller will indemnify and hold harmless Buyer, each of its directors, each of its officers who has signed such registration statement, each person, if any, who controls Buyer within the meaning of the Securities Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as, and only to the extent that, such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (which includes without limitation the failure of Seller to comply with the prospectus delivery requirements under the Securities Act, and the failure of Seller to deliver the most current prospectus provided by Buyer prior to the date of such sale), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Seller expressly for use in such registration statement or such Violation is caused by Seller’s failure to deliver to the purchaser of Seller’s Registrable Shares a prospectus (or amendment or supplement thereto) that had been made available to Seller by Buyer prior to the date of the sale; and Seller will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 7.10(e) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7.10(e) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Seller, which consent shall not be unreasonably withheld. The aggregate indemnification and contribution liability of any Seller under this Section 7.10(e) shall not exceed the net proceeds received by Seller in connection with sale of shares pursuant to such registration statement.

(iii) Each person entitled to indemnification under this Section 7.10 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7.10 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(iv) To the extent that the indemnification provided for in this Section 7.10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one had and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue of alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(g) Delivery of Prospectus. For any offer or sale of any of the Registrable Shares by Seller in a transaction that is not exempt under the Securities Act, Seller, in addition to complying with any other federal securities laws, shall deliver a copy of the final prospectus (or amendment of or supplement to such prospectus) of Buyer covering the Registrable Shares in the form furnished to Seller by Buyer to the purchaser of any of the Registrable Shares on or before the settlement date for the purchase of such Registrable Shares.

(h) Transferability of Registration Rights. The rights under this Section 7.10 are not transferable except (i) a transfer by will or intestacy, (ii) estate planning transfers consisting of gifts to the spouse or issue of the transferee and transfers to trusts for the benefit of the spouse or issue of the transferee, or (iii) with the written consent of Buyer.

Article VIII

Conditions; Closing Deliveries

8.1 Conditions Precedent to Obligations of Buyer; Deliveries by Seller and the Company. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

(a) Compliance Certificate. Seller shall deliver to Buyer a certificate signed by an officer of the Company certifying that:

(i) each of the representations and warranties made by Seller in this Agreement is true and correct in all material respects (provided that any representations and warranties qualified by materiality shall be true and correct in all respects) as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct in all respects on and as of such earlier date and those that are not qualified as to materiality shall be true and correct in all material respects on and as of such earlier date); and

(ii) Seller has performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it prior to the Closing Date.

(b) Certified Resolutions. Seller shall deliver to Buyer certified copies of the resolutions of the Board of Directors and the shareholder of the Company authorizing and approving this Agreement and the consummation of the transactions contemplated hereby.

(c) Good Standing. Seller shall deliver to Buyer a good standing certificate issued by the Secretary of State of California with respect to the Company.

(d) Liens. Buyer shall have received evidence that all Liens (other than Permitted Liens) on the assets of the Company shall have been released in a manner satisfactory to Buyer.

(e) Employment Agreement. Seller shall have delivered to Buyer the Employment Agreement, duly executed by D. Thompson McCalmont.

(f) Stock Certificates. Seller shall have delivered to Buyer the stock certificates representing the Stock duly endorsed for transfer and accompanied by any applicable documentary stamp tax.

(g) Other Deliveries. Seller shall have delivered to Buyer such other documents as Buyer or its counsel may reasonably request to evidence the transactions contemplated hereby.

8.2 Conditions Precedent to Obligations of Seller; Deliveries by Buyer. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

(a) Compliance Certificate. Buyer shall deliver to Seller certificates signed by an officer of Buyer certifying that:

(i) each of the representations and warranties made by Buyer in this Agreement is true and correct in all material respects (provided that any representations and warranties qualified by materiality shall be true and correct in all respects) as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct in all respects on and as of such earlier date and those that are not qualified as to materiality shall be true and correct in all material respects on and as of such earlier date), and

(ii) Buyer has performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it prior to the Closing Date.

(b) Certified Resolutions. Buyer shall deliver to Seller certified copies of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement and the consummation of the transactions contemplated hereby.

(c) Employment Agreement. Buyer shall deliver to Seller the Employment Agreement duly executed by Buyer.

(d) Designated Director. Buyer shall provide evidence to Seller that it has appointed the Designated Director to the Board of Directors of Buyer on or prior to Closing Date.

(e) Other Deliveries. Buyer shall deliver to Seller such other documents as Seller or Seller’s counsel may reasonably request to evidence the transactions contemplated hereby.

Article IX

Indemnification

9.1 Indemnification.

(a) By Seller. Seller hereby agrees to indemnify and hold Buyer, the Company, and their respective directors, officers, employees, shareholders, agents, attorneys, representatives, successors and permitted assigns (collectively, the “Buyer Indemnified Parties”) harmless from and against any Losses arising from: (i) any breach of the representations and warranties (without regard to any materiality or Material Adverse Effect qualifiers contained in any such representation or warranty) made by Seller in this Agreement; or (ii) any breach of the covenants or agreements (without regard to any materiality or Material Adverse Effect qualifiers contained in any such covenant or agreement) made by Seller in this Agreement.

(b) By Buyer. Following the Closing, Buyer shall indemnify and hold harmless Seller at all times from and after the Closing Date against and in respect of Losses arising from or relating to: (i) any breach of any representation or warranty (without regard to any materiality or Material Adverse Effect qualifiers contained in any such representation or warranty) made by Buyer in this Agreement; (ii) any breach of any covenant and agreement (without regard to any materiality or Material Adverse Effect qualifiers contained in any such covenant or agreement) made by Buyer in this Agreement; and (iii) any Losses arising based upon or due to the operations of the Company after the Closing Date.

9.2 Limitations of Indemnity.

(a) Notwithstanding the foregoing, (i) no amount shall be payable under Section 9.1(a) unless and until the aggregate amount payable by Seller exceeds $150,000 (the “Deductible”), in which event Seller shall only be liable for all amounts in excess of the Deductible, and (ii) no claim for indemnification under Section 9.1(a)(i) shall first be asserted after the two year anniversary of the Closing

Date; provided, however, that a claim for indemnification under Sections 4.3 (Authorization; Binding Obligations), 4.7(b) (Title to Stock) and 5.1 (Ownership of Capital Stock), 4.13 (Employee Benefit Plans; ERISA), 4.14 and 7.1 (Taxes), 4.20 (Environmental Matters) and 4.31 (Compliance with Laws) may be asserted at any time prior to the expiration of the statute of limitations applicable thereto. Subject to the following sentence, in no event shall the amount payable under Section 7.1(b) or Section 9.1(a)(i) by Seller exceed (i) with respect to any claims for indemnification asserted on or prior to March 31, 2009, the aggregate Merger Consideration payable to Seller under this Agreement, (ii) with respect to any claims for indemnification asserted after March 31, 2009 but on or prior to the first anniversary of the Closing Date, 66% of the aggregate Merger Consideration payable to Seller under this Agreement, and (ii) with respect to any claims for indemnification asserted after the first anniversary of the Closing Date, 33% of the aggregate Merger Consideration payable to Seller under this Agreement. For purposes of this Section 9.2(a), the value of any share of Buyer Common Stock shall be equal to the closing price of Buyer Common Stock on the NASDAQ Global Market on the date prior to the date requiring a calculation. Notwithstanding anything herein to the contrary, the Deductible shall not apply to a claim for breach of any representation and warranty set forth in Section 4.3 (Authorization; Binding Obligations), Section 4.13 (Employee Benefit Plans; ERISA), Section 4.14 and Section 7.1 (Taxes), Section 4.20 (Environmental Matters) or Section 4.30 (Brokers; Certain Expenses) and neither the Deductible nor the other limitations set forth in this Section 9.2(a) shall not apply to a claim for fraud.

(b) The liability of Seller under the indemnification provisions of Section 7.1(b) or this Article IX shall be recovered first from the proceeds of any available insurance and second from the escrow fund held pursuant to the Escrow Agreement.

(c) The liability of Buyer under the indemnification provisions of this Article IX shall not be subject to a minimum amount in order to assert a claim for indemnification nor subject to maximum amount of liability. Furthermore, a claim may be asserted against Buyer by Seller at any time prior to the expiration of the statute of limitations applicable thereto.

9.3 Indemnification Procedures - Third Party Claims.

(a) The rights and obligations of a Person claiming a right of indemnification hereunder (each an “Indemnitee”) from a Party to this Agreement (each an “Indemnitor”) in any way relating to a Third Party Claim shall be governed by the following provisions of this Section 9.3 (except matters with respect to Taxes, which shall be governed by Section 7.1):

(i) The Indemnitee shall give prompt written notice to the Indemnitor of the commencement of any claim, action suit or proceeding, or any threat thereof, or any state of facts which Indemnitee reasonably determines will give rise to a claim by the Indemnitee against the Indemnitor based on the indemnity provisions contained in this Agreement setting forth, in reasonable detail, the nature and basis of the claim and the amount thereof, to the extent known, and any other relevant information in the possession of the Indemnitee (a “Notice of Claim”). The Notice of Claim shall be accompanied by any relevant documents in the possession of the Indemnitee relating to the claim (such as copies of any summons, complaint or pleading which may have been served and, or any written demand or document evidencing the same). No failure to give a Notice of Claim shall affect, limit or reduce the indemnification obligations of an Indemnitor hereunder, except to the extent such failure actually prejudices such Indemnitor’s ability successfully to defend the claim, action, suit or proceeding giving rise to the indemnification claim.

(ii) If an Indemnitee furnishes an Indemnitor with a Notice of Claim, then, upon the written acknowledgment by the Indemnitor given to the Indemnitee within 30 days after receipt of the Notice of Claim, stating that the Indemnitor is undertaking and will prosecute the defense of the claim under such indemnity provisions and confirming that based on the information available as between the Indemnitor and the Indemnitee, the claim covered by the Notice of Claim is subject to this Article IX and that the Indemnitor will be able to pay the full amount of potential liability in connection with any such claim (including, without limitation, any action, suit or proceeding and all proceedings on appeal or other review which counsel for the Indemnitee may reasonably consider appropriate) (an “Indemnification Acknowledgment”), then the claim covered by the Notice of Claim may be defended by the Indemnitor, at the sole cost and expense of the Indemnitor; provided, however, that the Indemnitee is authorized to file any motion, answer or other pleading that may be reasonably necessary or appropriate to protect its interests during such 30-day period. The delivery of an Indemnification Acknowledgment shall not preclude Indemnitor’s subsequent right to deny indemnification and Indemnitor’s right to reimbursement of all costs of any nature incurred, if it is ultimately determined that such claim was not indemnifiable in accordance with this Agreement. However, in the event the Indemnitor does not furnish an Indemnification Acknowledgment to the Indemnitee or does not offer reasonable assurances to the Indemnitee as to Indemnitor’s financial capacity to satisfy any final judgment or settlement, the Indemnitee may, upon written notice to the Indemnitor, assume the defense (with legal counsel chosen by the Indemnitee) and dispose of the claim, and the Indemnitor shall be responsible for Indemnitee’s reasonable costs and expenses to the extent that it is ultimately determined that the related claim was indemnifiable in accordance with this Agreement. Notwithstanding receipt of an Indemnification Acknowledgment, the Indemnitee shall have the right to employ its own counsel in respect of any such claim, action, suit or proceeding, but the fees and expenses of such counsel shall be at the Indemnitee’s own cost and expense, unless (A) the employment of such counsel and the payment of such fees and expenses shall have been specifically authorized by the Indemnitor in writing in connection with the defense of such claim, action, suit or proceeding, or (B) the Indemnitee shall have reasonably concluded based upon a written opinion of counsel that there may be specific material defenses available to the Indemnitee which are different from or in addition to those available to the Indemnitor, in which case the costs and expenses incurred by the Indemnitee for such counsel shall be borne by the Indemnitor, provided that Indemnitor shall not be obligated to pay for the costs and expenses of more than one counsel to the Indemnitee and provided further that such obligation shall exist only to the extent that it is ultimately determined that the related claim was indemnifiable in accordance with this Agreement.

(iii) The Indemnitee or the Indemnitor, as the case may be, who is controlling the defense of the claim, action, suit or proceeding, shall keep the other party fully informed of such claim, action, suit or proceeding at all stages thereof, whether or not such party is represented by counsel. The Parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such claim, action, suit or proceeding. Subject to the Indemnitor furnishing the Indemnitee with an Indemnification Acknowledgment in accordance with Section 9.3(a)(ii), the Indemnitee shall cooperate with the Indemnitor and provide such assistance, at the sole cost and expense of the Indemnitor, as the Indemnitor may reasonably request in connection with the defense of any such claim, action, suit or proceeding, including, but not limited to, providing the Indemnitor with access to and use of all relevant corporate records and making available its officers and employees for depositions, pre-trial discovery and as witnesses at trial, if required. In requesting any such cooperation, the Indemnitor shall have due regard for, and attempt not to be disruptive of, the business and day-to-day operations of the Indemnitee and shall follow the requests of the Indemnitee regarding any documents or instruments which the Indemnitee believes should be given confidential treatment.

(b) Neither Party shall make or enter into any settlement of any claim, action, suit or proceeding which one Party has undertaken to defend, without the other Party’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), unless there is no obligation, directly or indirectly, on the part of such other Party to contribute to any portion of the payment for any of the Losses, such other Party receives a general and unconditional release with respect to the claim (in form, substance and scope reasonably acceptable to such other Party), there is no finding or admission of any violation of Law by, or effect on any other claim that may be made against such other Party and, in the reasonable judgment of such other Party, the relief granted in connection therewith is not likely to have a Material Adverse Effect on such other Party or its reputation or prospects.

(c) Any claim for indemnification that may be made under more than one subsection under Section 9.1 may be made under the subsection that the claiming party may elect in its sole discretion, notwithstanding that such claim may be made under more than one subsection.

9.4 Indemnification Procedures - Other Claims, Indemnification Generally.

(a) A claim for indemnification for any matter not relating to a Third Party Claim may be asserted by giving reasonable notice directly by the Indemnitee to the Indemnitor. The Indemnitee shall afford the Indemnitor reasonable access to all relevant corporate records and other information in its possession relating thereto.

(b) If any Indemnifying Party becomes obligated to indemnify an Indemnified Party with respect to any claim for indemnification hereunder and the amount of liability with respect thereto shall have been finally determined in accordance with this Article IX, the Indemnifying Party shall pay such amount to the Indemnified Party in immediately available funds within ten days following written demand therefor by the Indemnified Party. The Indemnifying Party shall not be obligated to pay any amount under this Article IX until such final determination.

9.5 Exclusive Remedy. The provisions for indemnification set forth in this Article IX are the exclusive remedies of Seller, Buyer and the Company arising out of or in connection with this Agreement, and shall be in lieu of any rights under contract, tort, equity or otherwise (other than claims based on actual fraud).

Article X

Miscellaneous

10.1 Publicity. Except as required by Law, neither the Company nor the Seller shall make any press release or other public announcement concerning this Agreement or the transactions contemplated hereby without advance written approval thereof by the Buyer.

10.2 Expenses. Except as provided in Article IX, each of the Company on the one hand, and Buyer, on the other hand, shall bear all of its own expenses in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including without limitation all fees and expenses of its agents, representatives, counsel and accountants.

10.3 Entire Agreement; Amendments and Waivers. This Agreement, together with all Exhibits and schedules hereto and the other Transaction Documents, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, including, without limitation, the letter of intent dated as of October 9, 2008. This Agreement may not be amended or modified except by an instrument in writing signed by Buyer and Seller. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Neither the failure nor the delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of any such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (a) no waiver that may be given by a Party shall be applicable except in the specific instance for which it was given and (b) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of such Party or the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the other Transaction Documents.

10.4 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered if personally delivered by hand (with written confirmation of receipt), (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), or (iii) when receipt is acknowledged by an affirmative act of the Party receiving notice, if sent by facsimile, telecopy or other electronic transmission device (provided that such an acknowledgement does not include an acknowledgment generated automatically by a facsimile or telecopy machine or other electronic transmission device). Notices, demands and communications to Buyer, Seller and the Company will, unless another address is specified in writing, be sent to the address indicated below:

If to Buyer or Merger Sub to:

Real Goods Solar, Inc.

833 W. South Boulder Road

Louisville, Colorado 80027-2452

Attention: John Jackson

Telephone: (303) 222-3809

Facsimile: 303-222-3700

E-Mail: john.jackson@gaiam.com

with a copy (which shall not serve as notice) to:

Bartlit Beck Herman Palenchar & Scott LLP

1899 Wynkoop, Ste 800

Denver, Colorado 80202

Attention: Thomas R. Stephens

Telephone: (303) 592-3100

Facsimile: (303) 592-3140

E-Mail: thomas.stephens@bartlit-beck.com

If to the Seller or the Company to:

Darlene J. McCalmont

1624 Dell Avenue

Campbell, California 95008

Telephone: (408) 370-3600

Facsimile: (408) 904-5477

E-Mail:

with a copy (which shall not serve as notice) to:

Orrick, Herrington & Sutcliffe LLP

The Orrick Building

405 Howard Street

San Francisco, CA 94105-2669

Attention: Richard Vernon Smith

Telephone: (415) 773-5830

Facsimile: (415) 773-5759

E-Mail: rsmith@orrick.com

or at such other address or addresses as Buyer, the Company or Seller, as the case may be, may specify by written notice given in accordance with this Section 10.4.

10.5 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance.

10.6 Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

10.7 Consent to Jurisdiction and Venue. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENT AND AGREE THAT (I) ALL ACTIONS, SUITS OR OTHER PROCEEDINGS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT BROUGHT BY BUYER SHALL BE TRIED AND LITIGATED IN STATE OR FEDERAL COURTS LOCATED IN SANTA CLARA COUNTY, CALIFORNIA, AND (II) ALL ACTIONS, SUITS OR OTHER PROCEEDINGS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT BROUGHT BY SELLER SHALL BE TRIED AND LITIGATED IN STATE OR FEDERAL COURTS LOCATED IN BOULDER COUNTY, COLORADO. SUCH COURTS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY AND ALL CLAIMS, CONTROVERSIES AND DISPUTES ARISING OUT OF OR RELATED TO THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 10.7 SHALL PRECLUDE BUYER FROM BRINGING ANY ACTION, SUIT OR OTHER PROCEEDING IN THE COURTS OF ANY OTHER LOCATION WHERE THE COMPANY OR SELLER OR ANY ONE OF THEM OR ANY OF ITS OR THEIR ASSETS OR THE COLLATERAL MAY BE FOUND OR LOCATED OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER IN FAVOR OF BUYER.

EACH OF THE COMPANY AND SELLER, FOR ITSELF OR THEMSELVES AND ITS OR THEIR PROPERTY, (A) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION, SUIT OR OTHER PROCEEDING COMMENCED IN ANY SUCH COURT, (B) WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR ANY OBJECTION THAT SUCH PERSON MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION OR IMPROPER VENUE AND (C) CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

TO THE EXTENT PERMITTED UNDER THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH OF THE COMPANY AND SELLER HEREBY WAIVES, IN RESPECT OF ANY SUCH ACTION, SUIT OR OTHER PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS THAT NOW OR HEREAFTER, BY REASON OF SUCH PARTY’S PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

10.8 Waiver of Trial by Jury. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, AND UNDERSTANDING THEY ARE WAIVING A CONSTITUTIONAL RIGHT, EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY RELATING TO (a) THIS AGREEMENT, INCLUDING ANY PRESENT OR FUTURE AMENDMENT HEREOF, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY OR RELATED TO THIS AGREEMENT, OR (b) ANY CONDUCT, ACT OR OMISSION OF THE PARTIES OR THEIR AFFILIATES (OR ANY OF THEM) WITH RESPECT TO THIS AGREEMENT, INCLUDING ANY PRESENT OR FUTURE AMENDMENT HEREOF, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION, SUIT OR OTHER PROCEEDING; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH ACTION, SUIT OR OTHER PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

10.9 Counterparts. This Agreement may be executed in two or more counterparts (delivery of which may occur via facsimile), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a Party’s execution of this Agreement, without necessity of further proof. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

10.10 Invalidity. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any applicable Law in any particular respect or under any particular circumstances, then, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party, (a) such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and (b) all other terms, conditions and provisions of this Agreement shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the fullest extent possible.

10.11 Negotiated Agreement. The Parties hereby acknowledge that the terms and language of this Agreement were the result of negotiations among the Parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any particular Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

10.12 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns. In addition, it is the intent of the Parties that the Indemnitees that are not a party hereto be third party beneficiaries of Article IX of this Agreement. Buyer, the Company or Seller may not assign, transfer or delegate any of their rights or obligations hereunder or any interest herein, by operation of Law or otherwise, without the prior written consent of the other Parties; provided, that Buyer may assign its rights and obligations under this Agreement to any wholly owned Affiliate of Buyer.

10.13 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future applicable Laws during the term thereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible, which shall to the greatest extent possible effect the original intent of the Parties.

10.14 Further Assurances. From time to time after the Closing, each Party will timely execute and deliver to the other such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments, as may be reasonably requested by such Party or its counsel in order to consummate the Merger and otherwise in order to carry out the purpose and intent of this Agreement.

10.15 Mutual Releases. Seller, for the members of Seller and Seller’s Affiliates, heirs, personal representatives, successors and assigns on the one hand, and the Company, for itself and Buyer and their Affiliates, agents, successors and assigns on the other hand (collectively, the “Releasors”), hereby forever fully and irrevocably releases and discharges each other and each others’ Subsidiaries, parent and their respective successors, directors, officers, employees, agents, and representatives (collectively, the “Released Parties”) from any and all actions, suits, claims, demands, debts, sums of money, accounts, reckonings, bonds, bills, covenants, Contracts, controversies, promises, judgments, Liabilities or obligations of any kind whatsoever in Law or equity and causes of action of every kind and nature, or otherwise (including, claims for damages, costs, expenses, and attorneys’, brokers’ and accountants’ fees and expenses) which the Releasors can, shall or may have against the Released Parties based on actions or omissions occurring, or facts or circumstances arising, before the Closing Date, whether known or unknown, suspected or unsuspected, unanticipated as well as anticipated and that now exist or may hereafter accrue based on matters now unknown as well as known (collectively, the “Released Claims”), provided that Released Claims shall not include claims arising out of the breach or alleged breach of this Agreement or any other Transaction Documents or claims resulting from the fraud of any of the Released Parties. The Releasors hereby irrevocably agree to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against any Released Party based upon any Released Claim. This release shall be effective as of the consummation of the Closing. The Releasors hereby expressly waive the protection of Section 1542 of the Civil Code of the State of California, which states:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected the settlement with the debtor.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

BUYER:

REAL GOODS SOLAR, INC., a Colorado corporation,

By:	/s/ John R. Jackson
	Name:	John R. Jackson
	Title:	Vice President

THE COMPANY:

REGRID POWER, INC., a California corporation,

By:	/s/ D.T. McCalmont
	Name:	D.T. McCalmont
	Title:	CEO

SELLER:

DARLENE J. MCCALMONT

/s/ Darlene J. McCalmont
Darlene J. McCalmont

D. THOMPSON MCCALMONT

/s/ D.T. McCalmont
D. Thompson McCalmont

MERGER SUBS:

Merger Sub I Real Goods Regrid, Inc., a California corporation

By:	/s/ John R. Jackson
	Name:	John R. Jackson
	Title:	Vice President

Merger Sub II Real Goods Regrid (Subsequent), Inc., a California corporation

By:	/s/ John R. Jackson
	Name:	John R. Jackson
	Title:	Vice President